CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [REDACTED], PURSUANT TO REGULATION S-K ITEM 601(B) OF THE SECURITIES ACT OF 1933, AS AMENDED. CERTAIN CONFIDENTIAL INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS: (i) NOT MATERIAL AND (ii) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COMBAT ARMS SETTLEMENT AGREEMENT

This Master Settlement Agreement (“the Settlement” or the “MSA”), dated August 29, 2023 between: (1) 3M Company (“3M”) and Aearo Technologies LLC, an acquired subsidiary of 3M (“Aearo”) (collectively, along with 3M Occupational Safety, Aearo Holding LLC, Aearo Intermediate LLC, and Aearo LLC, collectively (“Aearo”), and along with 3M, collectively “Defendants”); and (2) the undersigned Plaintiffs’ Leadership in In re Combat Arms Earplug Products Liability Litigation, MDL No. 2885, U.S.D.C. for the Northern District of Florida (“MDL Court”); and (3) the undersigned Plaintiffs’ Leadership in the Minnesota coordinated state court action pending in the 4th Judicial District, County of Hennepin, Minnesota, File No. 27-CV-19- 19916 (“MN Court”), collectively the “Negotiating Plaintiffs’ Counsel” (“NPC”). Defendants and the NPC are each a “Party,” and, together with the NPC, are the “Parties.”

This MSA reflects the Parties’ intent and agreement to settle and fully resolve, to the greatest extent possible, all litigation and claims against Defendants that exist, have existed, or may exist in the future, which are related to, arise from, are caused by, or are in any way connected to the use of Combat Arms Earplugs.

All capitalized terms used herein shall have the meanings ascribed to them, respectively, either where they are first used (set off in parentheses and quotations) or where they appear in Article 1 below.

RECITALS

A.    From 1999 to 2015, Aearo and then later 3M, manufactured, distributed, and/or marketed Combat Arms Version 2 earplugs which were military-grade earplugs.

B.    3M acquired Aearo in 2008.

C.    Individuals have asserted CAE Claims against Defendants, which Defendants dispute. Defendants deny liability for all CAE Claims.

D.    The filed CAE Claims have been centralized in the MDL Court and in the MN
Court.

E.    The Parties have concluded that, given the facts and circumstances of the CAE
Claims, including the claims asserted and the legal and factual defenses thereto, it would be in the Parties’ best interests to enter into this MSA to avoid the uncertainties, burdens, and risks of new and continued litigation. The Parties further concluded that, based on, among other things, the total number of persons with CAE Claims and, separately, the number of persons with CAE Claims that the Parties believe will participate in the MSA, the Settlement is fair, reasonable, and adequate.

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F.    The Parties agree that the Settlement is intended to resolve, in lieu of further litigation, all CAE Claims through this Settlement and proceedings in the MDL Court and the MN Court.

G.    CAE Counsel and Eligible Claimants acknowledge that Defendants are paying no more than the consideration set forth in Exhibit 1 to resolve all—to the greatest extent possible— CAE Claims and that Defendants deem each CAE Claim that participates in the Settlement to have an independent value.

H.    Nothing in the Settlement will be construed as evidence of, or as an admission by, Defendants of any fault, liability, wrongdoing, or damages whatsoever.

The Parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

98% Walkaway Right: Defendants’ right to walk away from the MSA as set forth in Section 7.1.

Aearo: Aearo Technologies, LLC, Aearo Holding LLC, Aearo Intermediate LLC, Aearo LLC, and 3M Occupational Safety LLC.

CAE: Any dual-ended, non-linear earplugs sold or manufactured by or for or with either Aearo or 3M under any trade name, including but not limited to Combat Arms Earplugs (Version 2), ARC Plug earplugs, and AO Safety Indoor Outdoor Range Earplugs.

CAE Counsel: Any counsel that has any Interest in any CAE Claim or Eligible Claimant.

CAE Claim: Any Claim connected with the CAE, including any and all Claims arising from the manufacturing, marketing, sale, purchase, and/or use of the CAE.

CMO: Case Management Order.

Cash and the $: Any reference in this Agreement to “$” means U.S. dollars.

Claim: Any and all past, present, and future rights, remedies, actions, claims, liabilities, losses, demands, causes of action, suits at law or in equity, arising under state or federal law, verdicts, suits of judgments and/or liens, past, present, and future, and any fraudulent transfer, conveyance, and related types of claims, of any kind whatsoever regardless of the legal or equitable theory, whether known or unknown, whether sounding in contract or tort, whether asserted or unasserted in any litigation, or the jurisdiction where asserted. Claims also include, but are not limited to, all claims for damages or remedies of whatever kind or character, known or unknown, that are now recognized or that may be created or recognized in the future by statute, regulation, judicial decision, or in any other manner, including but not limited to (i) personal injury and/or bodily injury, latent injury, future injury, progression of existing injury, damage, disease, death, fear of death, disease or injury, mental or physical pain or suffering, emotional or mental harm, anguish, or loss of enjoyment of life or loss of life’s pleasures; (ii) compensatory damages, general damages, special damages, punitive, exemplary, and statutory and other multiple damages or penalties of any kind; (iii) loss of wages, income, earnings or earning capacity; (iv) medical expenses, doctor, hospital, nursing, physical therapy or rehabilitation or other therapy and drug bills; (v) loss of support, services, consortium, companionship, society or affection, or damage to familial relations, by spouses, former spouses, parents, children, other relatives or “significant others” of any Derivative Claimant; (vi) consumer fraud, refunds, unfair business practices, deceptive trade practices, Unfair and Deceptive Acts and Practices, disgorgement of

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profit, and other similar claims whether arising under statute, regulation, or judicial decision; (vii) wrongful death and survivorship; (viii) medical screening and monitoring; (viii) injunctive and declaratory relief; (ix) economic, property, or business losses; (x) prejudgment or post-judgment interest; (xi) attorneys’ fees and costs; and (xii) any class action or putative class action.

Days: Days as defined in Rule 6 of the Federal Rules of Civil Procedure.

Defendants: 3M Company, 3M Occupational Safety LLC, Aearo Holding LLC, Aearo Intermediate LLC, Aearo LLC, and Aearo Technologies LLC.

Defendants’ Walkaway Rights: The 98% Walkaway Right and the Wave Walkaway Right, collectively.

Derivative Claimant: Any and all persons or entities who has or have a right to sue the Released Parties, independently, derivatively or otherwise, by reason of their personal relationship to an Eligible Claimant, and/or otherwise by, through or under, or otherwise in relation to, the Eligible Claimant. Derivative Claimants include, but are not limited to, heirs, beneficiaries, surviving spouse (including, but not limited to, a putative or common law spouse), surviving domestic partner and/ or next of kin, if any, of an Eligible Claimant.

Eligible Claimant: Any person with a CAE Claim, including but not limited to, CAE Claims filed in a complaint and/or dismissed without prejudice in the MDL or the MN Court and/or any and all Derivative Claimants. For the avoidance of doubt, any Person with a CAE Claim that was dismissed with prejudice prior to the Settlement Date is not an Eligible Claimant.

Expedited Payment Program: The program for expedited payments to Eligible Claimants set forth in Article 10.

Fairness Hearing: The MDL Court hearing pursuant to 15 U.S.C. § 77c(a)(10). Final Registration Date: The date set forth in Section 5.9.
Identification Order: An order entered by the MDL Court and the MN Court substantially in the form set forth in Exhibit 2 that requires CAE Counsel to provide information on all Eligible Claimants for whom they are Primary Counsel.
Identification Order Declaration: A declaration of Primary Counsel submitted pursuant to the Identification Order, as set forth in Exhibit 2.

Identification Order Report: The report prepared by the Settlement Administrator identifying all Eligible Claimants listed on an Identification Order Declaration.

Indemnity Insurance: Insurance policies issued to Defendants and/or their affiliates that provide coverage for bodily or personal injury allegedly suffered by Eligible Claimants.

Indemnity Insurance Recovery: Proceeds received by Defendants from any and all Indemnity Insurance.

Initial Registration Date: The date on which Registration Forms are due as set forth in Section 5.4.

Interest: A lawyer shall be deemed to have an “Interest” in an Eligible Claimant if they (or the lawyer’s firm): (a) have an engagement or retainer agreement with such Eligible Claimant; (b) are listed as the counsel of record for such Eligible Claimant, including for an Eligible Claimant whose case has been dismissed without prejudice; (c) have entered a tolling

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agreement for such Eligible Claimant; (d) have entered an appearance for such Eligible Claimant; (e) otherwise have any right or interest, whether fixed or contingent and whether paid or unpaid, resulting from representation of an Eligible Claimant, including, without limitation, a referral fee or referral agreement. For the avoidance of doubt, counsel appointed by the MDL Court or MN Court do not have an Interest in the CAE Claim(s) of an Eligible Claimant merely due to their appointment as leadership counsel or based on an actual or potential claim for compensation from any common benefit fee or cost fund.

Master Settlement Agreement or MSA: This Master Settlement Agreement dated August 29, 2023 and all exhibits attached hereto.

MDL Court: The United States District Court assigned by the Judicial Panel for Multidistrict Litigation for MDL No. 2885. The current MDL Court is the United States District Court for the Northern District of Florida.

MDL PEC: The Plaintiffs’ Executive Committee as appointed by the MDL Court: Bryan Aylstock, Shelley Hutson, Chris Seeger, Brian Barr, Mike Burns, Evan Buxner, Paul Pennock, Thomas Cartmell, Tom Pirtle, Roberto Martinez, Sean Tracey, Doug Monsour, and Adam Wolfson.

MDL Administrative Docket: The Docket established by the MDL Court pursuant to Pretrial Order #22 (ECF No. 898).

MN Court: The Hennepin County District Court overseeing all cases subject to the Order Companioning Cases filed on February 13, 2019, in State of Minnesota Court File Nos. 27-CV- 19-1412 and 27-CV-19-2017, as well as the February 22, 2021 Order Reassigning and Companioning Cases in State of Minnesota Court File No. 27-CV-19-19916.
MN Leadership: Daniel Gustafson, Rick Paul, and William Sieben.

MSA II or Verdicts Settlement: The Master Settlement Agreement for Verdicts Cases, dated August 29, 2023, as part of the global settlement to resolve all CAE Claims as contemplated by this MSA.

MSA III or Waves Settlement: The Master Settlement Agreement for Wave Cases, dated August 29, 2023, between the Parties, as part of the global settlement to resolve all CAE Claims as contemplated by this MSA.

NPC’s Walkaway Right: NPC’s right to walk away from the MSA as set forth in Section
7.2.

Negotiating Plaintiffs’ Counsel or NPC: Bryan Aylstock, Chris Seeger, Clayton Clark, and
Daniel Gustafson.

Non-Participating Claimants: Eligible Claimants who complete a Registration Form and elect not to participate in any Settlement Program.

Non-Responding Claimants: Eligible Claimants listed on an Identification Order Declaration who fail to submit a Registration Form.

Participation Level: The percentage of Eligible Claimants whose cases are resolved through the MSA, as calculated in Article 6 and Exhibit 11.

Primary Counsel: CAE Counsel shall be deemed to be Primary Counsel in the following circumstances: (1) for an Eligible Claimant with a filed case (including Eligible Claimants previously dismissed without prejudice who are represented), (a) if CAE Counsel is listed as the registering Law Firm in MDL-Centrality, or (b) if CAE Counsel is the counsel of record for any

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Eligible Claimant commenced in Minnesota; or (2) for any Eligible Claimant with an unfiled CAE Claim, (a) if CAE Counsel has an engagement or retainer agreement with such Eligible Claimant, or (b) if CAE Counsel has entered into a tolling agreement for such Eligible Claimant. CAE Counsel shall not be Primary Counsel for Eligible Claimants dismissed without prejudice if CAE Counsel’s representation of that Eligible Claimant ended prior to the Settlement Date.

Qualified Settlement Fund or QSF: The fund established pursuant to this MSA set up in accordance with Section 468B(d)(2) of the Internal Revenue Code of 1986, as amended, and 26 CFR § 1.468B-1 1, et seq. of the Treasury Regulations.

QSF Administrator: ARCHER Systems, LLC, the company retained to administer the QSF, and who shall act as the fiduciary of the settlement trust in accordance with the provisions of the Trust Agreement, the MSA, and Court Orders with specific powers to include retention of the trust estate, investments and preservation of principal, disbursements, payments of administrative expenses and costs, retention of investment advisors and other agents, consultation with counsel, execution of documents, litigation, and compliance with applicable law. Tax returns shall be completed by the MDL Court-appointed CPA, Randall Sansom.
Reference Date: The date on which the Identification Orders require the submission of declarations by CAE Counsel identifying all Eligible Claimants (including Derivative Claimants) for which they are Primary Counsel.

Registered Claimant: An Eligible Claimant who has completed a Registration Form and elected to participate in the Settlement and provided an executed Release, as set forth in Exhibit 4, and a Stipulated Dismissal with Prejudice, as set forth in Exhibit 5.

Release: The release, including indemnification and agreement to hold harmless, specified in Exhibit 4.

Released Claims: Collectively, (i) Claims that any Releasing Party may have ever had, may now have or at any time hereafter may have against any Released Party and (ii) Liabilities that any Released Party may have ever had, may now have or at any time hereafter may have to any Releasing Party, in the case of clause (i) and clause (ii), to any extent, or in any way, arising out of, relating to, resulting from and/or connected with the CAE or any other non-linear earplugs sold or manufactured by or for or with either Aearo or 3M under any trade name, including but not limited to Combat Arms Earplugs (Version 2), ARC Plug earplugs, and AO Safety Indoor Outdoor Range Earplugs, including but not limited to Combat Arms version 1, version 2, version 3, version 4, and version 4.1.

Released Parties: (i) Defendants and (ii) Defendants’ past, present, and/or future affiliates, assigns, predecessors, successors, related companies, subsidiary companies, directors, officers, employees, shareholders, advisors, advertisers, attorneys, insurers, and agents; (iii) past, present, and/or future manufacturers, suppliers of materials, suppliers of components, and all other persons involved in development, design, manufacture, formulation, testing, distribution, marketing, labeling, regulatory submissions, advertising and/or sale of any Defendants’ product or component thereof; (iv) past, present, and/or future distributors, licensees, retailers, sellers, and resellers of any CAE; (v) all past, present and/or future persons and entities that are indemnified by Defendants in connection with any CAE by contract or common law rights of indemnification or contribution; and (vi) the respective past, present, and/or future parents, subsidiaries, divisions, affiliates, joint venturers, predecessors, successors, assigns, transferees, insurers, shareholders (or the equivalent thereto), directors (or the equivalent thereto), officers (or the equivalent thereto), managers, principals, employees, consultants, advisors, attorneys, agents, servants, representatives, heirs, trustees, executors, estate administrators, and personal representatives (or the equivalent thereto) of the parties referred to in this paragraph.

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Settlement: The resolution achieved through this Master Settlement Agreement. Settlement Administrator: ARCHER Systems, LLC, as described in Article 9. Settlement Date: The date on which the MSA is signed, August 29, 2023.
Settlement Payment: A payment made to a Registered Claimant pursuant to the Settlement Program in return for a Release and a Stipulated Dismissal with Prejudice.
Settlement Program or Program: The process of receiving of consideration in exchange for providing a Release and a Stipulated Dismissal with Prejudice pursuant to this MSA.

Verdicts Cases: The CAE cases that went to trial and obtained a verdict against Defendants prior to the Settlement Date, as listed on Exhibit 6 to this MSA.

Walkaway Right or Walkaway Rights: The 98% Walkaway Right, the Wave Walkaway Right, and NPC’s Walkway Right.

Wave Walkaway Right: Defendants’ right to walk away from the MSA based on the Wave Participation Level of Wave Cases as set forth in Section 7.1.2.

Wave Cases: The CAE Claims the MDL Court and MN Court identified for pre-trial discovery work-up prior to the Settlement Date, as listed on Exhibit 7 to this MSA. For avoidance of doubt, any such case previously dismissed with prejudice is not a Wave Case. The Parties agree that the entire list of Wave Cases is listed on Exhibit 7 to this MSA.

ARTICLE 2 VERDICTS AND WAVE CASES

The Parties agree that the Verdicts Cases and Wave Cases shall be resolved in accordance with the Verdicts Settlement and the Wave Settlement. In the event that Defendants exercise the 98% Walkaway Right, the obligations set forth in the Verdicts Settlement and the Wave Settlement remain. For the avoidance of doubt, if Defendants walk away from the MSA pursuant to the 98% Walkaway Right, both Parties are still bound by the Verdicts Settlement and the Wave Settlement, including that the Releases, Stipulated Dismissals with Prejudice, and payments required to be exchanged in the Verdicts Settlement and the Waves Settlement must be made and cannot be revoked because Defendants exercised their 98% Walkaway Right.

ARTICLE 3 ADMINISTRATIVE EXPENSES

Within ten (10) days of the Settlement Date, Defendants shall pay $10 million to fund administrative expenses connected with the Settlement. Such payment shall not be returned to Defendants in the event that Defendants exercise their Walkaway Rights.

ARTICLE 4 IDENTIFICATION OF ELIGIBLE CLAIMANTS

The purpose of the identification requirements set forth in this Article is to identify and create an initial list of the Eligible Claimants.

Section 4.1    Identification Order

On the Settlement Date, the Parties shall jointly apply to the MDL Court and the MN Court for an Identification Order, substantially in the forms attached as Exhibit 2 (modified as needed to conform to local court practice), requiring each CAE Counsel to submit an Identification Order
Declaration that identifies all Eligible Claimants for which they are Primary Counsel and for pro se litigants with CAE Claims to identify their CAE Claims, which shall apply to all CAE

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Counsel and to all pro se litigants who have filed a CAE Claim, to MDL Centrality and serve the same Identification Order Declaration on Defendants, the MDL PEC, and MN Leadership via MDL Centrality or email or by such alternative means specified by the MN Court for cases under its jurisdiction.

The MDL Identification Order shall require each Primary Counsel to:

Section 4.1.1 Take any and all steps necessary to identify all Eligible Claimants they represent or claim to represent, and submit to MDL Centrality an Identification Order Declaration under penalty of perjury, that identifies all Eligible Claimants represented by that Primary Counsel (the “Identification Order Declaration”).

Section 4.1.1.1    Such declaration shall be in the form set forth in Exhibit 2 and shall include, for each Eligible Claimant, his or her name, address, email address, cell phone number, the Social Security number of the Eligible Claimant, the MDL Centrality Plaintiff Identification Number (if any), and the CAE case number (if the CAE Claim has been filed including if the case subsequently was dismissed without prejudice). The list of Eligible Claimants must be produced in a digital format.

Section 4.1.1.2    For the avoidance of doubt and consistent with the definition, an Eligible Claimant includes an individual with any CAE Claim regardless of whether the CAE Claim has been filed in the MDL Court or the MN Court or any other court, or has been tolled, or has been dismissed without prejudice from any court. For the avoidance of doubt, CAE Claims that have been dismissed with prejudice prior to the Settlement Date are not Eligible Claimants.

Section 4.1.1.3    Primary Counsel is required to identify each and every Eligible Claimant for which they are Primary Counsel regardless of whether such Eligible Claimant intends to participate in the Settlement.

Section 4.1.1.4    Each Identification Order Declaration shall be submitted to MDL Centrality and through such means as directed by the MN Court no later than fourteen (14) days after the Identification Order is issued, and shall be served on the Parties, and the Settlement Administrator. Pro se Eligible Claimants shall be required to submit a declaration within the same time period and shall serve such declaration on the Parties and the Settlement Administrator in the same manner.

Section 4.1.1.5    In so identifying Eligible Claimants, each Primary Counsel and any pro se Eligible Claimants, shall certify in the Identification Order Declaration, under penalty of perjury under the laws of the United States and of any relevant state, that s/he has identified all Eligible Claimants for which they are Primary Counsel and that each identified Eligible Claimant is in compliance with the obligations imposed by the Identification Order

Section 4.1.2 The Settlement Administrator shall provide the MDL Court and MN Court with the combined list from all of the Identification Order Declarations.
Section 4.1.3 All Eligible Claimants listed on an Identification Order Declaration with filed CAE Claims, including CAE Claims filed on the MDL Administrative Docket, must continue to comply with all MDL Court or MN Court orders concerning the timely production of complete census and DD214 forms.

Similarly, all Eligible Claimants listed on an Identification Order Declaration with filed CAE Claims, including CAE Claims filed on the MDL Administrative Docket, are not relieved of and must comply with the obligations set forth in CMO 57 and the equivalent case management order in the MN Court. To the extent a case is filed, removed to, or transferred into this Court between the date of this Order and the Reference Date as defined in the CMO 60 (the Identification Order), and is later identified pursuant to the Identification Order, CMO 57 shall

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no longer apply. However, should such case not be so identified under CMO 60, the obligations and deadlines set forth in CMO 57 remain in full force and effect.

Section 4.1.4 Eligible Claimants listed on an Identification Order Declaration whose CAE Claims were dismissed without prejudice and have not been refiled must file a short form complaint in the MDL Court or the MN Court, ten days after they are identified on an Identification Order Declaration, and such complaint must be accompanied by the DD214 forms (if not active duty) and a completed Plaintiff Fact Sheet as required by CMO 57 and the equivalent case management order in the MN Court. Cases filed under this subsection must comply with all MDL and MN Court orders, including CMO 57 and the equivalent case management order in the MN Court. To the greatest extent of the applicable law, for any case filed or served after the Settlement Date in any state other than the State of Minnesota, Defendants shall promptly remove the case to the applicable United States District Court and tag such case for transfer to the MDL Court.

Section 4.1.5 For any case on the Identification Order Declaration that has been tolled or that has been served, but not filed, or has otherwise not been filed for any reason, CAE Counsel shall be required to file the case within ten (10) days in the MDL Court or the MN Court. To the extent permitted by CMO 59 and the equivalent case management order in the MN Court, such claims may be filed on the MDL Administrative Docket. Further, to the greatest extent of the applicable law, for any case filed or served after the Settlement Date in any state other than the State of Minnesota, Defendants shall promptly remove the case to the applicable United States District Court and tag such case for transfer to the MDL Court.

Section 4.1.6 Any Eligible Claimant with a currently filed case that is not included on the Identification Order Declaration shall be subject to dismissal with prejudice, consistent with CMO 60 and the equivalent case management order in the MN Court.

Section 4.1.7 Failure by CAE Counsel to comply with the Identification Order shall subject CAE Counsel to potential sanctions by either the MDL Court or the MN Court or both. Any CAE Claim not identified in an Identification Order Declaration in response to the Identification Order that should have been included, but was not, shall be subject to being dismissed with prejudice by the MDL Court or the MN Court (where such CAE Claim has been filed in either Court, including on the MDL Court’s Administrative Docket). This provision shall apply to an Eligible Claimant not identified in an Identification Order Declaration whose case is later filed and/or served in the MDL Court or the MN Court.
Section 4.1.8 CAE Counsel and pro se Eligible Claimants have an ongoing duty to update the Identification Order Declarations provided in response to the Identification Order if and when, for example, an individual’s personal information is incorrect or outdated.

Section 4.2    The Reference Date

The Reference Date is the date by which CAE Counsel must submit the Identification Order Declaration. The Reference Date may be extended by agreement of the Parties or order of the MDL Court or the MN Court.

Section 4.3    The Identification Order Report

Brown Greer, subject to appointment by the MDL Court and in consultation with the MN Court, shall be the Settlement Data Administrator (“Settlement Data Administrator”) and shall provide reports related to the Identification Order.

Within fifteen (15) days of the Reference Date, the Settlement Data Administrator will submit a report to both Parties and the MDL Court and MN Court that deduplicates and identifies

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every Eligible Claimant listed on an Identification Order Declaration (the “Identification Order Report”).

Defendants will notify the Settlement Administrator and the NPC of any Eligible Claimants not included in the Identification Order Report that Defendants have notice of and are either served but not filed in the MN Court or were tolled by Defendants’ agreement.

Section 4.4    Challenges to the Identification Order Report

The Parties may challenge the contents of the Identification Order Report, including that such report either includes claimants who are not Eligible Claimants or fails to include Eligible Claimants or both. A challenge pursuant to this Section shall be made in writing to the Settlement Administrator and served on the Parties, the MDL Court, and the MN Court within fifteen (15) days of the issuance of the Identification Order Report. Any Party that opposes the challenge may submit a written response within ten (10) days of such challenge. The Settlement Special Master shall review any such challenge and issue a determination, which may include amending the Identification Order Report, within ten (10) days of such response. The determination by the Settlement Special Master shall be final, binding, and not subject to any right to further review by any party or court. In the event that such a challenge is lodged, the Registration Date in Section
5.4 shall be extended by the number of days required to lodge and resolve the challenge. To the extent that Defendants receive notice of Eligible Claimants who file CAE Claims in courts other than the MDL or MN Court and not removed to the MDL Court or cases that are served, but not filed, in the MN Court, Defendants shall work with the NPC to provide regular reporting on the status of such cases.

ARTICLE 5 REGISTRATION

Section 5.1    Registration
To access the benefits of the Settlement, Eligible Claimants must complete and submit a Registration Form, electing to participate in the Settlement, including all required signatures and attachments, to the Settlement Administrator.

Section 5.1.1 Eligible Claimants who comply with and complete the Registration Form and elect to participate in the Settlement become Registered Claimants. For the avoidance of doubt, only Eligible Claimants may be Registered Claimants and inclusion on the Identification Order Report does not guarantee eligibility to become a Registered Claimant. Conversely, Eligible Claimants not included on the Identification Order Report may become Registered Claimants through: (a) waiver of requirements by Defendants; (b) agreement of the Parties; or (c) an MDL Court order, or with respect to Eligible Claimants in the MN Court, an order of the MN Court.

Section 5.1.2 For purposes of completing a Registration Form, a beneficiary, recognized under state law, of the deceased Eligible Claimant may initially execute the Registration Form. In the event that the allocation to the deceased Eligible Claimant is $75,000 or more, the Release shall not be effective until executed by a representative for the deceased Eligible Claimant appointed in accordance with applicable state law. For any deceased Eligible Claimant who will receive less than $75,000, the Release shall be effective if signed by all beneficiaries identified in a family settlement affidavit or the representative satisfies the small estate administration rules consistent with applicable state law. Moreover, in the event that a motion for substitution of parties under Fed. R. Civ. P 25 and Minn. R. Civ. P. 25 where applicable, is made and granted by the MDL Court or the MN Court, such new party shall be entitled to register and participate in the settlement as if the deceased Eligible Claimant were still alive.

Section 5.2    Registration Form

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The Registration Form, a draft of which is attached as Exhibit 3, shall provide information to Eligible Claimants about the benefits of the Settlement and the consequences of failing to register. The Registration Form and accompanying materials may be revised by agreement of the Parties. The Registration Form shall require each Eligible Claimant electing to participate in the Settlement to submit to the Settlement Administrator:

Section 5.2.1 Identifying information about the Eligible Claimant and his/her/their counsel, similar to that which is required in the Identification Order Declaration.

Section 5.2.2 An election as to whether the Eligible Claimant wishes to participate in the Settlement Program, either through the Expedited Payment Program or the Deferred Payment Program; and if so elected, such information as is necessary to participate in the selected Settlement Program option. Any Eligible Claimant that elects to participate in either the Expedited Payment Program or the Deferred Payment Program shall become a Registered Claimant.

Section 5.2.3 A full and complete Release of Released Parties, in the form set forth in Exhibit 4, to (without limitation) release, indemnify, and hold harmless each Released Party.

For Eligible Claimants who are deceased, the Release shall be signed by a beneficiary, recognized under state law. Such Release shall be deemed sufficient for satisfying such deceased Eligible Claimants’ Release execution obligation to be considered a Registered Claimant by the
Settlement Administrator. The Settlement Administrator shall not, however, distribute any funds on behalf of a deceased Eligible Claimant until the Settlement Administrator confirms that the Release has been executed in accordance with the requirements for Survival and Wrongful Death Claims in Section 5.1.

Section 5.2.4 For all Registered Claimants with filed complaints in the MDL or MN Court, including those on the MDL Administrative Docket, a stipulated Dismissal with Prejudice, in the form set forth in Exhibit 5 shall be filed in the appropriate court after the 98% Walkaway Right has expired and consistent with Section 5.13.

Section 5.2.4.1    For a stipulated Dismissal with Prejudice and Release on behalf of a deceased Eligible Claimant, a stipulated Dismissal with Prejudice signed by a beneficiary recognized under state law shall be deemed sufficient for satisfying such deceased Eligible Claimant’s Stipulated Dismissal with Prejudice execution obligation to be considered a Registered Claimant by the Settlement Administrator. The Settlement Administrator shall not, however, distribute any funds on behalf of a deceased Eligible Claimant until the Settlement Administrator confirms that the a stipulated Dismissal with Prejudice has been executed in accordance with the requirements for Survival and Wrongful Death Claims in Section 5.1. For any stipulated Dismissal with Prejudice signed by a duly and lawfully appointed representative of an Eligible Claimant, for reason other than the death of the Eligible Claimant, said representative must indicate on each document his/her/their relationship to the Eligible Claimant and the authority upon which he/she/they is permitted to sign the document on the Eligible Claimant’s behalf (e.g., guardian, of the Eligible Claimant, etc.) and attach proper documentation (e.g., power of attorney) authorizing him/her/them to act in this representative capacity.

Section 5.2.4.2    It is the intent of the Parties that Registered Claimants who select the Expedited Payment Program will be paid in one lump sum in order to provide the full settlement to such Registered Claimants (and a complete Release to Defendants) as quickly as possible. In the event that MDL Counsel and MN Counsel determine that the Expedited Payment Program should proceed with multiple payments to recipients, Plaintiffs will provide Defendants with notice on such alterations to the program.

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Section 5.2.5 Survival and Wrongful Death Claims. If required by applicable state law, an Eligible Claimant’s counsel or other authorized agent will seek court approval of the settlement of the case brought on behalf of a decedent or others authorized under applicable state law to advance survival or wrongful death claims, and will obtain any additional Releases or documentation required. Eligible Claimants’ counsel will assume responsibility for all necessary filings relating to notice and approval of the settlement and the Eligible Claimants will be responsible for all associated costs and expenses.

Section 5.2.6 Bankruptcy or Other Documents. To the extent any Eligible Claimant has received any funding or other consideration from any third party, including any private litigation funding, such Eligible Claimant shall represent and warrant, and by executing the Release does represent and warrant, that such third party has no lien or other claim that can be asserted against any of the Released Persons or the QSF or any portion thereof. Each Eligible Claimant shall agree, and by executing the Release does agree, that he or she will indicate on his or her Registration Form whether a bankruptcy action is currently pending in which he or she is seeking bankruptcy protection. Eligible Claimants subject to any bankruptcy court proceeding or jurisdiction will be responsible for resolving any issues arising from the bankruptcy before any Settlement Payment may be made to such Claimant.

Section 5.2.7 The Settlement Administrator may request additional information or communicate with CAE Counsel, Eligible Claimants in conjunction with CAE Counsel, or pro se Eligible Claimants, concerning any questions that may arise in this process and/or to request additional information or documentation from any Registered Claimant.

Section 5.2.8 By completing a Registration Form that elects to participate in the Settlement and submitting a Release, each Eligible Claimant waives the right to receive any punitive damages arising out of or related to any CAE Claim and each Eligible Claimant understands and agrees that no Settlement Payment paid hereunder is, or shall deemed to be, attributable to punitive damages.

Section 5.3    Rejection by Defendants

Counsel may submit Registration Forms for Eligible Claimants on a rolling basis. Defendants may object to a Registration Form or any or all Registration Forms submitted by a CAE Counsel, in relation to any or all of the Eligible Claimants covered thereby, for reasons including those set forth in Section 5.3.1 through 5.3.2. Defendants must object within fourteen
(14) days of receipt of the Registration Form by doing so in a writing served on individual CAE Counsel, the NPC, the Settlement Administrator, and the Settlement Special Master.

In the event that more than ten thousand (10,000) registration forms are submitted to the Settlement Administrator in a given 14-day period, Defendants may seek an extension of such time to object from the NPC, which request shall not be unreasonably denied. The individual CAE Counsel shall then have five (5) days to respond in a writing served on Defendants, the NPC, the Settlement Administrator, and the Settlement Special Master. The Settlement Special Master shall resolve all such disputes, and the Settlement Special Master’s decision is final, binding, and non- appealable.

In the event of errors, such as missing signatures or incomplete Releases or Stipulated Dismissals with Prejudice, the Parties shall work together to cure such errors to ensure that each Registered Claimant has fully complied with the requirements of registration.

For the avoidance of doubt, the failure of Defendants to object to a form does not alter the requirement that the Eligible Claimant comply with all aspects of the Settlement, but by not submitting a timely objection Defendants have waived any right to later challenge under Section

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5.3.1 or 5.3.2 that, with respect to the validity of the Eligible Claimants’ Registration Forms:

Section 5.3.1 CAE Counsel failed to comply with the requirements in the Identification Order, including but not limited to such failures arising in the Identification Order Declaration; or

Section 5.3.2 CAE Counsel has been determined to have failed in any respect to comply with the requirements of the Settlement or the orders of the MDL Court or the MN Court, including CMO 57 and the equivalent case management order in the MN Court.
Section 5.4    Initial Registration Date

The initial deadline for submission of Registration Forms shall be four (4) months from the Reference Date (the “Initial Registration Date”). For the avoidance of doubt, a Party’s need for finality is a reasonable basis to deny an extension of the Registration Date. The Initial Registration Date, which shall apply to all Eligible Claimants listed on an Identification Order Declaration, may also be further extended by agreement of the NPC and Defendants.

Section 5.5     No Withdrawal of Registration Forms

Submission of a Registration Form electing to participate in the Settlement is irrevocable. No Registered Claimant may under any circumstances or reason withdraw a Registration Form, request the return of his/her Release or Stipulated Dismissal with Prejudice, or otherwise withdraw from the Settlement, absent consent of Defendants in their sole discretion. If Defendants exercise a Walkaway Right, however, all such Releases shall be destroyed by the Settlement Administrator and are null and void, except for Releases provided pursuant to the Verdicts Settlement, the Waves Settlement (if Defendants have not exercised their Wave Walkaway Right set forth in the Waves Settlement), and the Releases provided in Section 11.1, in exchange for $250 million. If the NPC exercises the NPC Walkaway Right, no Releases are destroyed except for as described in Section 7.2.

By submitting a Registration Form on behalf of an Eligible Claimant, CAE Counsel, and all Eligible Claimants covered by such Registration Form, shall be deemed to have agreed to be bound by all of the terms and conditions of this Settlement.

Section 5.6     Participation of CAE Counsel and Eligible Claimants

Each CAE Counsel is expected to exercise his or her independent judgment in the best interest of each client. The Parties agree that a central objective of the Settlement is that, with respect to any CAE Counsel with an Interest in the claims of any Registered Claimant, all other Eligible Claimants in whose claims such CAE Counsel has an Interest shall also be Registered Claimants. While nothing in this Settlement is intended to operate as a “restriction” on the right of any person’s counsel to practice law within the meaning of the equivalent to Rule 5.6(b) of the ABA Model Rules of Professional Conduct in any jurisdictions in which such person’s counsel practices or whose rules may otherwise apply, it is agreed that (except to the extent waived by Defendants in writing and served on the NPC in their sole discretion in any instance):

Section 5.6.1 By submitting a Registration Form, the CAE Counsel affirms that this Settlement is in the best interest of Eligible Claimants and that he/she/they has recommended, or will recommend by no later than the Initial Registration Date to 100% of the Eligible Claimants represented by such CAE Counsel, or in which such CAE Counsel has an Interest, that all such Eligible Claimants complete a Registration Form for the Settlement.

Section 5.6.2 If any such Eligible Claimant disregards such recommendation, or for any other reason chooses not to participate in the Settlement on or before the Final Registration Date, such CAE Counsel shall, on or before the 30th day following the Final Registration Date, to the

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extent permitted by the equivalents to Rules 1.16 and 5.6 of the ABA Model Rules of Professional
Conduct in the relevant jurisdiction(s), (i) take (or have taken, as the case may be) all necessary steps to disengage and withdraw from the representation of such Eligible Claimant and to forego any Interest in such Eligible Claimant and (ii) cause (or have caused, as the case may be) each other counsel, and each other counsel with an Interest in any Registered Claimant, which has an Interest in such Eligible Claimant to do the same. Any CAE Counsel seeking to withdraw from the representation of an Eligible Claimant with a filed CAE Claim must have Court approval.

Section 5.7    Notification of Unregistered Claimants

Section 5.7.1 The Settlement Administrator shall provide two notices to Eligible Claimants listed on an Identification Order Declaration who have not submitted Registration Forms (“Non-Responding Claimants”). The first notice shall be sent fourteen (14) days prior to the Initial Registration Date and shall inform all Non-Responding Claimants and their CAE Counsel of the deadline to submit a Registration Form and the consequences, including dismissal with prejudice, for failing to do so. The second notice shall be sent seven (7) days prior to the Initial Registration Date and shall contain substantially the same information.

Section 5.72. Within seven (7) days of the Initial Registration Date, the Settlement Administrator shall provide a list of Non-Responding Claimants to the Parties, the MDL Court and MN Court, as well as providing a list to each CAE Counsel of the Non-Responding Claimants in whom they have an Interest. Such list shall be divided by Non-Responding Claimants who have filed CAE Claims and Non-Responding Claimants who have not filed CAE Claims.

Pursuant to CMO 58 and the equivalent case management order in the MN Court, the Non- Responding Claimants with filed CAE Claims will be dismissed with prejudice, and the Non- Responding Claimants who have not filed CAE Claims will be dismissed with prejudice if they ever do file CAE Claims.

Section 5.7.3 Within seven (7) days of the Initial Registration Date, the Settlement Administrator shall provide a report of the number of Non-Participating Claimants, including the identities of such Non-Participating Claimants, and their CAE Counsel. Such report shall be updated each month by the Settlement Administrator, unless requested more frequently by the Parties.

Section 5.74 None of the Settlement Administrator, Defendants, Defendants’ Counsel, the MDL PEC or MN Leadership shall have any liability for any failure of the Settlement Administrator to give any notice to Eligible Claimants described in Section 5.7.1.

Section 5.8    Disengagement from CAE Claimants Who Cannot Be Located or Reached

Within five (5) days of receipt of the list of Non-Responding Claimants, CAE Counsel must submit to the Settlement Administrator and serve on the Parties a list of the Non-Responding Claimants who have unfiled CAE Claims that were listed on the Identification Order Declaration (the “Disengaged Claimant List”). The Disengaged Claimant List must be submitted to the Settlement Administrator substantially in the form of Exhibit 8, and accompanied by an affidavit, under penalty of perjury, and substantially in the form of Exhibit 8. Pursuant to that affidavit,
CAE Counsel affirms that they have disengaged with and ceased all representation of any Eligible Claimants on the Disengaged Claimant List. The disengagement includes the refusal to accept any fee for referral of any Disengaged Claimant to other counsel in connection with their CAE Claim.

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Section 5.9    The Final Registration Date

Non-Participating Claimants who elect not to participate by the Initial Registration Date, but change their mind following notice from the Settlement Administrator and/or a meeting with the MDL Court or the MN Court, as specified in any order of such courts, and submit a Registration Form shall be treated as Registered Claimants. The date sixty (60) days after the Initial Registration Date shall be the Final Registration Date which shall apply to all Eligible Claimants listed on an Identification Order Declaration, unless extended by agreement of the Parties.

Section 5.10    Waiver of Defects

Defendants, in their sole discretion, may waive or direct the Settlement Administrator to waive any defect in a submission of a Registration Form at any point. Any such waiver by Defendants must be in writing and served on the NPC.

Section 5.11    Consequence of Failure to Register

Eligible Claimants who have not registered by the Final Registration Date shall not be eligible to participate in the Settlement unless Defendants, in their sole discretion, agree to waive this requirement on a case-by-case basis.

Eligible Claimants who do not register and who fail to comply with the orders of the MDL Court or the MN Court (including failing to meet the MDL Court or the MN Court pursuant to orders issued by those courts) shall be dismissed with prejudice.

Section 5.12    CAE Claims Filed After the Final Registration Date

For the avoidance of doubt, Eligible Claimants with CAE Claims filed after the Reference Date that comply with CMO 57, or the equivalent case management order in the MN Court, shall be offered the opportunity to become Registered Claimants by filling out a Registration Form and providing a Release and Stipulated Dismissal with Prejudice and receive the benefits of the Settlement, consistent with the terms of the Settlement Program.

Section 5.13    Escrow Pending Walkaway Date

Other than as provided in the Verdicts Settlement and the Waves Settlement and the Releases provided under this MSA in exchange for $250 million set forth in Section 11.1, Releases and Dismissals with Prejudice provided as part of the Registration process shall be held in escrow by the Settlement Administrator, until after Defendants’ Walkaway Rights have expired. Defendants shall have access to such Releases and may review them at any time. In the event that Defendants do not exercise their Walkaway Rights, such Releases shall be provided to Defendants, and the stipulated Dismissals with Prejudice shall be filed jointly by both parties upon payment in full of the Settlement Payment to the Registered Claimant or, in all events, for all Registered Claimants, no later than the time of Defendants’ final payment under Article 11.

ARTICLE 6
CALCULATION OF PARTICIPATION LEVEL

Section 6.1    The Participation Level

The Participation Level shall be calculated by the Settlement Administrator following the Final Registration Date and used to determine the amount of Defendants’ payments and whether Defendants possess a 98% Walkaway Right.

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Section 6.2    Report of Registered Claimants

Within fifteen (15) days of the Final Registration Date (including any extensions thereof), the Settlement Administrator shall provide a calculation of the Participation Level.

The Settlement Administrator shall recalculate the Participation Level monthly (unless the Parties jointly request that it be calculated weekly) and, each month, shall notify the MDL PEC, MN Leadership, Defendants, the MDL Court, and the MN Court of the Participation Level.

Section 6.3    Calculation of Participation Level

The Participation Level is intended to determine the number of Eligible Claimants whose CAE Claims are resolved as a percentage of the total universe of Eligible Claimants. The Participation Level shall be calculated in accordance with Ex. 9, attached hereto.

Section 6.4    Challenge to Calculation of Participation Level

The NPC or Defendants may challenge the Settlement Administrator’s calculation of the Participation Level within ten 10 days of being provided notice of the Participation Level. Within ten (10) days of such challenge, any Party opposing such challenge may submit a written response. The Settlement Special Master shall review any such challenge and issue a determination within ten (10) days of such response. The determination by the Settlement Special Master shall be final, binding, and not subject to any right to further review by any Party or court.

ARTICLE 7 WALKAWAY RIGHTS

Section 7.1    Defendants’ Walkaway Rights

Section 7.1.1 The 98% Walkaway Right: Defendants shall have the right to terminate this Settlement if, as of the Final Registration Date (including extensions thereto), the Participation Level is less than 98%. Defendants must exercise such 98% Walkaway Right within twenty (20) days after receipt of the Settlement Administrator’s calculation of the Participation Level following the Final Registration Date (including extensions thereto and subject to the resolution of any challenges to the Settlement Administrator’s calculation of the Participation Level).
(1)    If Defendants exercise the 98% Walkaway Right, Defendants shall have no obligation to make payments under the Settlement, other than the payment for administrative expenses under Article 3, payment obligations under the Verdicts Settlement and the Wave Settlement (conditioned on the delivery of the respective Releases required under the Verdicts Settlement and Wave Settlement), and the payment set forth in Section 11.1, conditioned on the delivery of Releases for such payment.

(2)    If Defendants exercise the 98% Walkaway Right, all Releases (except the Releases provided under the Verdicts Settlement and the Wave Settlement and the Releases provided under this MSA pursuant to Section 11.1) that are held in escrow shall be void and must be destroyed by the Settlement Administrator. The Settlement Administrator shall certify to the Parties its compliance with such destruction within fourteen (14) days.

Section 7.1.2 The Wave Walkaway Right: Defendants shall have the right to terminate this Settlement if, as of the Final Registration Date (including extensions thereto), the Participation Level in the Wave Settlement is less than the Wave Participation Requirement. Defendants must exercise such Walkaway Right within twenty (20) days following receipt of the Settlement Administrator’s calculation of the Wave Participation Level following the Wave Final Registration Date established in the Wave Settlement (including extensions thereto and subject to

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the resolution of any challenges to the Settlement Administrator’s calculation of the Wave Participation Level).

(3)    If Defendants exercise the Wave Walkaway Right, Defendants shall have no obligation to make payments under the MSA, other than the payment for administrative expenses under Article 3, payment obligations under the Verdicts Settlement, conditioned on the delivery of the Releases required under the Verdicts Settlement, and the payment set forth in Section 11.1 conditioned on the delivery of Releases for such payment.

(4)    If Defendants exercise the Wave Walkaway Right, all Releases, except the Releases provided for in the Verdicts Settlement and Section 11.1 that are held in escrow shall be void and must be destroyed by the Settlement Administrator. The Settlement Administrator shall certify to the Parties its compliance with such destruction within fourteen (14) days.

Section 7.2    NPC’s Walkaway Right

Defendants’ ability to issue equity pursuant to the exemption under 15 U.S.C. § 77c(a)(10) and the QSF’s ability to receive such equity pursuant to the terms in this MSA and the fact that such equity will be freely transferrable without regard to Rule 144 are material terms of this Settlement.

In the event that the MDL Court does not issue a determination after the Fairness Hearing holding that: (i) the terms and conditions of the exchange in the Settlement are fair; (ii) the equity provided under the Settlement can be issued pursuant to the exemption under 15 U.S.C. § 77c(a)(10); and (iii) such equity will be immediately (upon issuance) and freely transferrable without regard to Rule 144 as long as it is not held by an affiliate of 3M, the Parties will meet and confer to discuss other consideration as a substitute for equity. If after twenty (20) days of the meet-and-confer process, the Parties have not reached agreement on an adequate substitute for the equity provided under the Settlement, Plaintiffs have a right to terminate the MSA which must be exercised within ten (10) days of the failure of the meet-and-confer process. For the avoidance of doubt, the substitution of cash in an amount corresponding to the value of the equity (meaning, no more than a total sum of $1 billion) shall be considered an adequate substitute, and Plaintiffs shall not have the right to terminate the MSA if such a cash substitution is offered during the meet-and confer process.

If Plaintiffs are unable to sell any of the 3M Common Stock provided under this Settlement in the open market because a governmental authority of competent jurisdiction determines of its own volition (i.e., not as a result of an action taken by or on behalf of the NPC, the QSF, or Plaintiffs) that there is a defect in the exemption provided under 15 U.S.C. § 77c(a)(10) which voids the status of the Common Stock as freely transferrable without regard to Rule 144 as long as it is not held by an affiliate of 3M, the NPC may request a meet and confer to discuss other consideration as a substitute for equity. Such a request must be made within 30 days of receiving such Common Stock pursuant to the MSA, after which date the right expires. In response to the request, Defendants have the right, in their sole discretion, to unilaterally substitute the monetary amount set forth in the MSA for each tranche of stock in exchange for that Common Stock. (For example, under Section 11.4.1 of the MSA, the cash amount substituted would be $350 million.) For the avoidance of doubt, the sale of any portion of each individual tranche extinguishes the NPC’s walkaway right for that individual tranche.

Defendants have thirty (30) days after receipt of Plaintiffs’ request to exercise this right and, if they do so, Plaintiffs shall have no further recourse and no right to walk away. If Defendants exercise this substitution right, Plaintiffs and the QSF administrator shall reasonably cooperate with Defendants to effectuate such substitution, including the return of the Common

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Stock. For the avoidance of doubt, no monetary payment will be substituted unless and until the Common Stock is returned.

If Defendants do not exercise this right, the Parties shall meet and confer to discuss other consideration as a substitute for equity. If after twenty (20) days of the meet-and-confer process, the Parties have not reached agreement on an adequate substitute for the equity provided under the MSA, Plaintiffs have a right to terminate the MSA which must be exercised within thirty (30) days of the failure of the meet-and-confer process. Defendants will not be obligated to make any payments under this MSA during the meet-and-confer process or the 30-day period the NPC has to determine whether it will exercise its walkaway right. If the NPC exercises its Walkaway Right, Defendants shall have no further obligation to make any payment, including the payments in Article 11, under this Settlement.

If the NPC exercises this walkaway right and terminates this Settlement after monetary payments have been made pursuant to satisfaction of Participation Levels (meaning payments made pursuant to Sections 11.3 – 11.8), the Settlement Administrator must release from escrow all Releases for Registered Claimants in the Expedited Payment Program and all other Registered Claimants who have been paid in full. The Settlement Administrator must also return any and all funds in the QSF within thirty (30) days. For the Releases which have not been paid in full, and therefore cannot be released from escrow, Defendants have the right to complete payment to each individual Registered Claimant and obtain the full Release within ninety (90) days of the NPC walking away. For any Registered Claimant for whom Defendants do not pay in full within ninety
(90) days of the NPC walking away, such Releases shall be null and void and shall be destroyed.

For the avoidance of doubt, the NPC’s decision to exercise their Walkaway Right does not impact their obligations under Section 11.1 or under the Verdicts Settlement and the Wave Settlement, meaning that the NPC must still provide the Releases as set forth in subsection 11.1 and the Verdicts Settlement and the Wave Settlement.

ARTICLE 8
OBLIGATIONS OF PARTICIPATING CAE COUNSEL

Section 8.1    Obligations

In addition to the obligation set forth in Section 5.6, by submitting a Registration Form on behalf of an Eligible Claimant or having an Interest in an Eligible Claimant that has submitted a Registration Form, all CAE Counsel:

Section 8.1.1 Recognize that the Settlement is in the best interests of the Eligible Claimants and CAE Counsel because the Settlement will bring finality to the litigation and permit the Eligible Claimants to receive compensation for their alleged injuries.

Section 8.1.2 Shall recommend the Settlement to 100% of Eligible Claimants in whose claim the CAE Counsel has an Interest given that CAE Counsel has made an independent judgment that the settlement is in the best interest of its clients.

Section 8.1.3 May not, consistent with Section 5.6 and in recognition that the amount to be paid under this Settlement depends on the level of participation of Eligible Claimants, have an Interest, including referral fees or any allocation or consideration of any kind, in representing any Eligible Claimant that elects not to register in the Settlement Program and continues or commences litigation against the Defendants. Any CAE Counsel seeking to withdraw from representation of a filed Eligible Claimant may seek Court approval, where necessary.

Section 8.1.4 Shall cease advertising, solicitation, or involvement in any way with the advertising or solicitation for CAE Claims as of the Settlement Date.

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Section 8.1.5 Shall cease development of client-specific or generic case materials, including expert witnesses, and such materials (and expert witnesses) as of the Settlement Date.

ARTICLE 9 ADMINISTRATORS AND ROLES

Section 9.1    Administration

Section 9.1.1 This is a private agreement.

Section 9.1.2 Each Party, and, by submitting a Registration Form, each Eligible Claimant and all CAE Counsel, agree that authority over the process contemplated by the Settlement Program, including any Eligible Claimants registering under the Program, resides with the Parties and those persons appointed by the MDL Court in consultation with the MN Court, pursuant to this MSA to exercise that authority, as such authority is specified in this MSA.

Section 9.1.3 The administration of this MSA requires a Settlement Special Master and a Settlement Administrator, both of whom shall be subject to appointment by the MDL Court, and subject to the MDL Court’s authority and subject to the MN Court’s authority for the cases under the MN Court’s Jurisdiction. The Settlement Administrator should also report to the Parties, the MDL Court, the MN Court, and the Settlement Special Master.

Section 9.2    Settlement Administrator

The Settlement Administrator shall be ARCHER Systems, LLC.

Section 9.3    Duties

Subject to the approval of the Parties and the Settlement Special Master, some or all of the duties enumerated below may be modified as needed to ensure the efficient operation of this Settlement, to minimize expense, and/or to mitigate any risks to the corpus of the settlement funds. The Settlement Administrator shall be charged with the following three (3) primary administrative responsibilities conforming to the MSA and any MDL or MN Court orders related to the execution of this Settlement Program:

Healthcare Lien Resolution Administrator; Claims Administrator; and
Fund Administrator (“Trustee”) of the 26 C.F.R. § 1.468B-1 Qualified Settlement Fund (“QSF”).

Similarly, the form of the Common Benefit Fund shall be a 468B QSF.

The following Sections list the enumerated duties and responsibilities of the Settlement Administrator, but are not intended to be an exhaustive list of obligations. The Parties agree that the Settlement Administrator shall perform the following duties to effect the Parties’ negotiated Settlement Program.

Section 9.4    Healthcare Lien Resolution

In addition to the authority and responsibilities described in the MDL Court’s Order of Appointment, the NPC shall retain the Settlement Administrator to assist in the resolution of all Registered Claimants’ liens. CAE Counsel understands that as a condition precedent to the

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disbursement of settlement funds to any Registered Claimant, the Settlement Administrator shall be required to verify that any and all known and approved medical liens arising from or related to the Registered Claimant’s CAE Claim (“qualified healthcare liens”) have been or will be resolved and/or satisfied by the Registered Claimant, Registered Claimants’ Counsel, and/or the Settlement Administrator.
Defendants bear no responsibility for the payment of any Registered Claimant’s qualified healthcare liens. The Parties further agree that the Registered Claimants will defend, hold harmless, and indemnify Defendants from any and all claims, actions, causes of action, demands, or judgments of any type whatsoever that have been, or that may be, brought by anyone, including, but not limited to, claims by heirs or others whose interests are represented or purport to be represented by the Registered Claimants asserting an interest in the sums paid hereunder and any action brought by any third party asserting any sort of medical lien, Medicare lien, Medicaid lien, Tricare lien, or other lien.

The Settlement Administrator shall certify to Defendants the satisfaction of Registered Claimants qualified healthcare lien(s). Correspondingly, the Settlement Administrator shall establish proper holdbacks for qualified healthcare liens of individual Registered Claimants, thus enabling initial distribution of settlement funds subject to the lien holdback. Upon the negotiation and finalization of Registered Claimant’s qualified healthcare liens, any remaining lien holdback shall be distributed to Registered Claimant.

All qualified healthcare liens related to Registered Claimants’ use of CAE will be paid from the proceeds of the MSA and are Registered Claimants’ responsibility to pay. Nothing herein is intended to, nor should be construed as, creating a right of reimbursement for lienholders of obligations upon Registered Claimants or Registered Claimants’ Counsel where none would otherwise exist under applicable state or federal law.

For the avoidance of doubt, the conditions precedent in this section are not conditions precedent to Defendant’s funding obligations into the QSF, but are only conditions precedent to the distribution of any funds withheld from the Registered Claimants’ payments(s) from the QSF.

Section 9.5    Claims Administrator

Pursuant to the MDL Court’s order appointing the Settlement Administrator, the Settlement Administrator shall be responsible for coordination with and implementation of any settlement program design, allocation methodology, and settlement document(s) requirements of the Parties to this Agreement. By way of example, this may include coordination and data administration with any Court-appointed third-party vendors (i.e., Brown Greer); implementation, application, and generation of Registered Claimant’s settlement offer vis-à-vis allocation methodology; building and transmitting a Settlement disclosure packet to Eligible Claimants; and cataloguing, reviewing, and coordinating any extraordinary injury (“EIF”) applications or other appeals, among other tasks.

The Settlement Administrator shall be responsible for all data administration related to the Settlement Program. This shall include working with Brown Greer to facilitate the transfer of data in MDL-Centrality related to individual claimants, performing eligibility determinations and qualifying Eligible Claimants for participation in the Settlement Program consistent with this Agreement. The Settlement Administrator shall review all Eligible Claimant submissions and supporting records. The Settlement Administrator shall certify the proper execution of compulsory documents in the Settlement disclosure packet per the Parties’ requirements herein, including the Release and stipulated Dismissals with Prejudice and coordinate with Defendants for verification of same. The Settlement Administrator shall ensure all conditions precedent have been satisfied

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for Registered Claimants to receive settlement fund payment. The Settlement Administrator shall identify any Claimant represented by more than one law firm / lawyer to Defendants and Eligible Claimant’s firms. The Settlement Administrator shall have no responsibility nor obligation to resolve the representation of any Claimant who has retained more than one law firm / lawyer to represent Eligible Claimant in this litigation or Settlement Program, but shall report such dual representation issues to the Parties, the MDL Court and the MN Court for resolution.

The Settlement Administrator shall work with the Parties to design and implement fraud protection measures, including to identify and reject fraudulent CAE Claims.

Section 9.6    Fund Administrator

In consultation and coordination with the Parties, the Settlement Administrator shall prepare all motions, proposed court order(s), and documents needed to establish and administer the QSF(s) in accordance with this MSA and court order(s). The Settlement Administrator shall obtain a Federal Taxpayer Identification Number (TIN) and open custodial bank account(s). The NPC may make recommendations for the election of custodial bank(s), but the selection requires MDL Court and MN Court approval. The Settlement Administrator shall make payments to Registered Claimants, their primary counsel, and any healthcare lienholder(s) and ensure compliance with the common benefit orders of the MDL Court and MN Court.

Section 9.7    Reporting

The Settlement Administrator shall report to the Settlement Special Master and the Parties and the MDL Court and MN Courts on a periodic basis concerning all aspects of implementation of the MSA. Such reporting shall be defined in a separate agreement with the Settlement Administrator, but in any event does not obviate any reporting requirements imposed on the Settlement Administrator by this MSA.

Section 9.8    Defendants’ Access to Information

Defendants shall be entitled to review all documents submitted in connection with the MSA, including, but not limited to, declarations submitted in response to the Identification Order and Registration Forms (including all exhibits and attachments thereto) and information concerning payments made to Eligible Claimants under the Expedited Payment Program and the other distributions to Eligible Claimants. Defendants’ right to review settlement documents does not enlarge its objection deadlines as set forth in Section 5.3. Defendants shall also be entitled to use all documents submitted in connection with the Settlement in pursuit of Indemnity Insurance Recovery.

Section 9.9    Tax Management of QSF by Settlement Administrator and Court- Appointed Certified Public Accountant

Section 9.9.1 Treatment. To the fullest extent allowable under applicable law, the Qualified Settlement Fund shall be treated as being at all times a “qualified settlement fund” within the meaning of Treasury Regulation §1.468B-1 et seq. The QSF Administrator and, as required, the Parties, shall timely make such elections as are necessary or advisable to carry out the provisions of this Section, including the “relation-back election” as defined in Treasury Regulation
§1.468B-1, back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulation. It shall be the sole responsibility of the QSF Administrator to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

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Section 9.9.2 Tax Returns. For the purpose of Section 468B of the Internal Revenue Code, the “administrator” shall be the QSF Administrator. The QSF Administrator shall timely and properly provide all informational and other tax returns necessary or advisable with respect to the QSF and the amounts held in the Qualified Settlement Fund including the returns described in Treasury Regulation §1.468B-2(k)(l). Such returns (as well as the election described in Section 468B) shall be consistent with Section 468B and in all events shall reflect that all taxes (including any estimated taxes, interest or penalties, or tax detriments) on the income earned by the Qualified Settlement Fund shall be paid exclusively out of the Qualified Settlement Fund, in accordance with Section 468B. The preparation and filing of all tax documents, including tax returns, shall be performed by the Court-Appointed Certified Public Accountant, who shall make periodic reports to the MDL Court and the MN Court.

Section 9.9.3 Taxes and Tax Expenses. All (i) federal, state, or local taxes (including any estimated taxes, interest or penalties, or tax detriments) arising with respect to the income earned on or by the Qualified Settlement Fund, including any taxes, interest penalties, or tax detriments, that may be imposed upon Defendants with respect to any income earned on or by the QSF for any period during which the QSF (or any portion thereof) does not qualify as a “qualified settlement fund” for federal or state income tax purposes, and (ii) expenses and costs incurred in connection with the administration of tax matters for the Qualified Settlement Fund and the operation and implementation of this Section (including expenses of tax attorneys or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this Section) shall be paid exclusively out of the Qualified Settlement Fund. The QSF Administrator, at the direction of the MDL Court-Appointed CPA, shall notify the Parties in writing of the fact and amount of any such payment of taxes or tax expenses out of the Qualified Settlement Fund (and any withholding pursuant to this Section).

Section 9.9.4 Cooperation. The Parties agree to cooperate with the MDL Court-Appointed CPA, QSF Administrator, Claims Administrator, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Section. The QSF Administrator shall be empowered to take all such actions, including such actions as may be inconsistent with those expressly set forth in this Article 9, as he or she deems necessary to ensure that the Trust is treated as a “Qualified Settlement Fund” under Section 468B of the Internal Revenue Code and the Regulations promulgated pursuant thereto. The overarching purpose of the Qualified Settlement Fund is to at all times be in compliance with Internal Revenue Code Section 468B and all administrative authority and announcements thereunder. The Court-appointed CPA and the Settlement Administrator shall work in conjunction with each other to effect tax compliance for the QSF.

Section 9.10    Settlement Special Master
The Parties jointly recommend John Perry as the Settlement Special Master subject to appointment by the MDL Court and the MN Court.

Section 9.11    Submission to Authority of the Administrators and Dispute Resolution

Section 9.11.1 Pursuant to the Courts’ appointment orders, the Settlement Special Master may decide the following disputes if they arise concerning the MSA:

(1)    Challenges to the Identification Order Report;

(2)    Challenges to the calculation of Participation Levels;

(3)    Satisfaction of Finality Payments;

(4)    Calculation of amounts due to the QSF by the Reserve Fund; and

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(5)    Disputes over validity of Registration Forms, including Releases.

Section 9.11.2 The decisions of the Settlement Special Master are final and unappealable.

ARTICLE 10
PAYMENT TO REGISTERED CLAIMANTS

Section 10.1    Payments to Registered Claimants

Upon registration, each Registered Claimant has made the decision to forego continued litigation, and must make a determination as to whether to enroll in one of two options as follows:
(1) Expedited Payment Program; or (2) Deferred Payment (collectively “the Settlement Program Options”) . All payments provided for herein constitute damages on account of personal physical injuries and/or physical sickness, within the meaning of Section 104(a)(2) of the Internal Revenue Code of 1986, as amended.

Section 10.1.1 Both Settlement Program Options shall require the provision of a Registration Form, additional information as necessary, an executed full and final Release, and a Stipulated Dismissal with Prejudice (corresponding to whether filed in the MDL or MN Court).

Section 10.1.2 Submission of the Registration Materials with an election to participate in the Settlement and become a Registered Claimant: (i) is irrevocable; (ii) binds the Registered Claimant submitting the forms to the terms and conditions of this MSA and any applicable orders of the MDL Court and/or the MN Court; and (iii) constitutes affirmative acceptance of the jurisdiction of the Settlement Special Master and the MDL Court (or to the MN Court, for cases under its jurisdiction) for all matters and decisions related to this Settlement.

Section 10.1.3 The Settlement Administrator shall make all required certifications set forth in Article 9 and Article 13 prior to payment.

Section 10.2    Settlement Payment Options
Registration and provision of a valid Release and a Stipulated Dismissal with Prejudice, where appropriate, shall result in a payment in accordance with the Registered Claimant’s election to participate in one of the two Settlement Program Options.

Section 10.2.1 Registered Claimants who elect to participate in the Expedited Payment Program shall be entitled to full payment on a first-in first-out basis, subject to the availability of funds in the QSF to effectuate payment to Registered Claimants.

Section 10.2.2 Registered Claimants who elect to participate in the Deferred Payment Option shall be entitled to a Registration Payment on a first-in first-out basis, subject to the availability of funds in the QSF to effectuate payment to Registered Claimants. Upon such time as the funds are available in the QSF and Defendants’ Walkaway Rights have expired, then the Deferred Grid Payment, in addition to the Registration Payment, shall be made from the QSF pursuant to the Settlement Allocation Master’s allocation methodology.

Section 10.3    Escrow of Releases

The Parties understand and agree that, consistent with Section 5.13, Releases and stipulations of Dismissal with Prejudice shall be held in escrow until such time as final payment(s) is made to the Registered Claimant(s).

ARTICLE 11
PAYMENTS TO BE MADE BY DEFENDANTS

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Section 11.1    Initial Payments

No later than twenty-one (21) days following Defendants’ receipt of written notice from the Settlement Administrator that thirty thousand (30,000) Releases relating to cases currently filed on the MDL Docket and/or served, initiated, or filed in MN Court (not including any Releases provided for under the Verdicts Settlement and the Waves Settlement) have been delivered pursuant to Article 5, Defendants will pay to the QSF $250 million; provided, that, in no event shall Defendants be obligated to make such payment prior to December 1, 2023. For the avoidance of doubt, this Section does not limit the gross recovery of the Registered Claimants who provided the applicable 30,000 Releases to $250 million in the aggregate.

The number of Releases is relevant to the timing of the payment, but not the allocation to the Registered Claimants. For the avoidance of doubt and while it is anticipated that the Releases delivered for the initial payment of $250 million will not be less than approximately 30,000, the final number of Releases and stipulated Dismissals with Prejudice provided to Defendants shall be the total number of Registered Claimants that have received full and final payment. The number of such Releases shall be no less than 25,000. The funds paid pursuant to this provision shall be used only for Eligible Claimants who choose the Expedited Payment Option, who are paid in full and provide Releases. Such Releases and Stipulated Dismissals with Preudice shall be provided to Defendants and not be held in escrow, even if a Party exercises a Walkaway Right.

Section 11.2    Impact of Exercise of Walkaway Rights
The payments set forth in Section 11.3 to Section 11.10 shall be made, subject to satisfaction of the conditions set forth therein, provided Defendants have not exercised either of their Walkaway Rights and Defendants’ Walkaway Rights have expired. For the avoidance of doubt, if Defendants exercise a Walkaway Right, Defendants shall not be obligated to make the payments in Sections 11.3 to 11.10. If the NPC exercises its Walkaway Right, the provisions of Section 7.2 shall govern the treatment of payments in Sections 11.3 to 11.10.

Section 11.3     98% Participation Level Monetary Payments

Upon achieving a Participation Level of 98% as calculated in Exhibit 9 and defined in Section 6.2 (including time for any challenge thereto under Section 6.4) (the “98% Participation Level”) before the Deadline, Defendants shall make the following monetary payments:

Section 11.3.1 Pay into the QSF $650 million on July 15, 2024 and if the 98% Participation Level is not satisfied by July 15, 2024, within twenty one (21) days of satisfying the 98% Participation Level but, in all events, no sooner than July 15, 2024.

Section 11.3.2 Pay a total of $1.25 billion of Indemnity Insurance Recovery, into the QSF as recovered by Defendants. Such payments shall be made within twenty (20) days of Defendants’ receipt of Indemnity Insurance Recovery. For the avoidance of doubt, these payments will be made as received after satisfaction of the 98% Participation Level and not accelerated in any way by the satisfaction of the 98% Participation Level.

Any Indemnity Insurance Recovery obtained prior to Plaintiffs satisfying the 98% Participation Level will be placed in an interest-bearing account and transferred to the QSF upon satisfaction of the 98% Participation Level including all interest earned on the Indemnity Insurance Recovery.

Defendants commit to provide regular, non-privileged updates to the NPC concerning relevant insurance-related developments.

Section 11.3.3 On January 15, 2025, or if the 98% Participation Level is not satisfied by January 15, 2025, within twenty-one (21) days of satisfying the 98% Participation Level but, in

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all events, no sooner than January 15, 2025, Defendants will pay into the QSF the difference between
$500 million and the amount of Indemnity Insurance Recovery paid out under Section 11.3.2 above. For the avoidance of doubt, this payment will count toward the total payment of Indemnity Insurance Recovery that will not exceed $1.25 billion as calculated in Section 11.3.5, below.

Section 11.3.4 Pay $600 million on April 15, 2025, or if the 98% Participation Level is not satisfied by April 15, 2025, within twenty-one (21) days of satisfying the 98% Participation Level but, in all events, no sooner than April 15, 2025.

Section 11.3.5 On July 15, 2027, Defendants will pay the difference between $1.25 billion and the amount of Indemnity Insurance Recovery previously paid into the QSF pursuant to this Article as of July 15, 2027. The amount of Indemnity Insurance Recovery paid by July 15, 2027 will include the backstop payment made, if any, on January 15, 2025 as calculated in Section 11.3.3 above. For the avoidance of doubt, Defendants have the right to any further recovery in excess of
$1.25 billion provided by any and all Indemnity Insurance.

Upon making the payment set forth in this Section, if any, Defendants do not have any further obligation to pay any Insurance Indemnity Recovery. For the avoidance of doubt, the maximum amount of Indemnity Insurance Recovery Defendants are obligated to pay (including, and not in addition to, the sum of the Indemnity Insurance Recovery recovered and the backstops provided for in Sections 11.3.3 and 11.3.5) is $1.25 billion.

Section 11.4    98% Participation Level Equity Payments

Upon satisfaction of the 98% Participation Level before the Deadline, Defendants will make the following equity payments subject to Defendants’ ability to issue 3M Common Stock as set forth below. The 3M Common Stock will be duly and validly issued, fully-paid, non-assessable, free from all liens and encumbrances created by or arising from any action of Defendants, compliant with any applicable state securities laws, rules, or regulations (“State Blue Sky Laws”), and free of any restrictions on transfer arising under the Securities Act of 1933 (the “Securities Act”) in accordance with the exemption from registration contained in Section 3(a)(10) of the Securities Act of 1933, 15 U.S.C. § 77c(a)(10).

In order to qualify for the exemption provided by Section 3(a)(10) of the Securities Act, the Parties and their counsel will take all steps necessary to seek to ensure that each of the following conditions will be satisfied: (i) adequate notice of the Fairness Hearing will be provided; (ii) the Fairness Hearing shall be open to anyone who wishes to attend; (iii) the MDL Court shall be advised before the Fairness Hearing that the Parties will rely on the Section 3(a)(10) exemption based on the MDL Court’s approval of the issuance of the Common Stock as part of the consideration provided in exchange for the Releases and Stipulated Dismissals with Prejudice pursuant to the MSA; and (iv) the Fairness Hearing shall include evaluation of the fairness of the terms and conditions of the issuance of the Common Stock in exchange for the settlement and release of the Released Claims.

Section 11.4.1 On December 1, 2023, if the 98% Participation Level has been achieved, or if not, within twenty-one (21) days of satisfying the 98% Participation Level but in all events no sooner than December 1, 2023, Defendants will issue the number of shares of Common Stock equal to the quotient of (1) $350 million divided by (2) the volume weighted average price of Common Stock on the New York Stock Exchange for ten (10) consecutive trading days ending on, and including, the last trading day prior to the date of the issuance of the Common Stock in this subsection, as reported by Bloomberg.

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Section 11.4.2 On July 15, 2024, if the 98% Participation Level is achieved, or if not, within twenty-one (21) days of satisfying the 98% Participation Level, but in all events, no sooner than July 15, 2024, Defendants will issue the number of shares of Common Stock equal to the quotient of (1) $250 million divided by (2) the volume weighted average price of Common Stock on the New York Stock Exchange for the ten (10) consecutive trading days ending on, and including, the last trading day prior to the date of the issuance of the Common Stock in this subsection, as reported by Bloomberg.
Section 11.4.3 On April 15, 2025, if the 98% Participation Level has been achieved, or if not, within twenty-one (21) days of satisfying the 98% Participation Level, but in all events no sooner than April 15, 2025, Defendants will issue the number of shares of Common Stock equal to the quotient of (1) $250 million divided by (2) the volume weighted average price of Common Stock on the New York Stock Exchange for the ten (10) consecutive trading days ending on, and including, the last trading day prior to the date of the issuance of the Common Stock in this subsection, as reported by Bloomberg.

Section 11.4.4 On April 15, 2026, if 98% Participation Level has been achieved, or if not, within twenty-one (21) days of satisfying the 98% Participation Level, but in all events no sooner than April 15, 2026, Defendants will issue the number of shares 3M Common Stock equal to the quotient of (1) $150 million divided by (2) the volume weighted average price of Common Stock on the New York Stock Exchange for the ten (10) consecutive trading days ending on, and including, the last trading day prior to the date of the issuance of the Common Stock in this subsection, as reported by Bloomberg.

Section 11.5    98.5% Participation Level Monetary Payments

Upon satisfaction of the 98.5% Participation Level as calculated in Section 6.2 (including time for any challenge thereto under Section 6.4) and Exhibit 9 (the “98.5% Participation Level”) before the Deadline, Defendants will:

Section 11.5.1 Pay $250 million on April 15, 2026, or if the 98.5% Participation Level is not satisfied by April 15, 2026, within twenty-one (21) days of satisfying the 98.5% Participation Level but, in all events, no sooner than April 15, 2026.

Section 11.6    99% Participation Level Monetary Payments

Upon satisfaction of the 99% Participation Level as calculated in Section 6.2 (including time for any challenge thereto under Section 6.4) and Exhibit 9 (the “99% Participation Level”) before the Deadline, Defendants will:

Section 11.6.1 Pay $250 million on September 15, 2026, or if the 99% Participation Level is not satisfied by September 15, 2026, within twenty-one (21) days of satisfying the 99% Participation Level” but, in all events, no sooner than September 15, 2026.

Section 11.7    99.5% Participation Level Monetary Payments

Upon satisfaction of the 99.5% Participation as calculated in Section 6.2 (including time for any challenge thereto under Section 6.4) and Exhibit 9 (the “99.5% Participation Level”) before the Deadline, Defendants will:

Section 11.7.1 Pay $250 million on September 15, 2026, or if the 99.5% Participation Level is not satisfied by September 15, 2026, within twenty-one (21) days of satisfying the 99.5% Participation Level but, in all events, no sooner than September 15, 2026.
Section 11.7.2 Pay $100 million on July 15, 2028 or if the 99.5% Participation Level is not satisfied by July 15, 2028, within twenty-one (21) days of satisfying the 99.5% Participation Level” but, in all events, no sooner than July 15, 2028.

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Section 11.7.3 Pay $100 million on July 15, 2029 or if the 99.5% Participation Level is not satisfied by July 15, 2029, within twenty-one (21) days of satisfying the 99.5% Participation Level” but, in all events, no sooner than July 15, 2029.

Section 11.8    100% Participation Level Monetary Payments

Upon satisfaction of the 100% Participation Level as calculated in Section 6.2 (including time for any challenge thereto under Section 6.4) and Exhibit 9 (the “100% Participation Level”) before the Deadline, Defendants shall:

Section 11.8.1 Pay $250 million on September 15, 2026 or if the 100% Participation Level is not satisfied by September 15, 2026, within twenty-one (21) days of satisfying the 100% Participation Level” but, in all events, no sooner than September 15, 2026.

Section 11.9    Finality Payments

It is the intent of the Parties that all CAE Claims, including cases filed after the Settlement Date, are resolved through the MSA. The Parties agree that every Eligible Claimant will be offered a fair and reasonable settlement under the circumstances through the settlement process under the MSA.. The Finality Payments and Reserve Fund will be employed to accomplish that goal.

Section 11.9.1 Defendants will make a $50 million payment no earlier than September 15, 2026 and no later than July 15, 2027 if the conditions set forth in Confidential Exhibit 10 are satisfied.

Section 11.9.2 Defendants will make a $50 million payment no earlier than September 15, 2027 and no later than July 15, 2028 if the conditions set forth in Confidential Exhibit 10 are satisfied.

Section 11.9.3 The payments in this Section will not be made if either Party exercises a Walkaway Right.

Section 11.10 Reserve Fund

Section 11.10.1    Defendants will hold in reserve up to $550 million that will be paid as set forth below to the QSF, subject to the conditions set forth in Confidential Exhibit 10.

Section 11.10.2    Defendants will pay up to $350 million on July 15, 2028, with the specific amount as determined by the conditions set forth in Confidential Exhibit 10, except that, if the conditions for acceleration in Confidential Exhibit 10 are met, Defendants will pay up to
$150 million of the amount as specified in this section on December 1, 2026.

Section 11.10.3    Defendants will pay up to $200 million on July 15, 2029, with the specific amount as determined by the conditions in Confidential Exhibit 10.
Section 11.10.4    The payments in this Section will not be made if either Party exercises a Walkaway Right.

Section 11.11 Participation Level Deadlines

The deadline for Plaintiffs to achieve the Participation Levels set forth in the MSA shall be July 15, 2030, provided neither Party has exercised its Walkaway Rights (the “Deadline”). This Deadline may be extended for up to one year by request of either Party. If this Deadline is extended, then the deadlines for the Reserve Funds set forth in Sections 11.10 will each be extended for the same amount of time.

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Section 11.12 Cash and Equity Payments

Defendants may, in their sole discretion, substitute the monetary amount to be employed in the numerator for each stock tranche (i.e. $350 million for the stock issuance in Section 11.4.1) for the issuance of stock that Defendants are obligated to make under this Article. For the avoidance of doubt, in the event that 3M is unable to issue Common Stock pursuant to 15 U.S.C.
§ 77c(a)(10), the Parties shall meet and confer in good faith to discuss how to provide consideration of equivalent value, but 3M cannot be required to substitute cash for stock under this MSA.

Section 11.13 Payment Deadlines

For the deadline provided for any cash payment Defendants are obligated to make under this Article 11 or any other Article under the Agreement, Defendants may delay that deadline by up to ninety (90) days, but upon so doing Defendants must also pay interest on any amount not paid at the Wall Street Journal prime rate plus 2.5 percent.

ARTICLE 12
LIMITATIONS ON DEFENDANTS’ FUNDING OBLIGATIONS

Any term of this Settlement to the contrary notwithstanding, Defendants shall have no financial obligation under this Settlement other than its express obligations to make payments and/or issuance of stock in each case as described in Article 3 and Article 11. Defendants shall have no obligation to pay (or to make any payment on account of) or reimburse any Registered Claimant or CAE Counsel for any fees, costs or expenses incurred by such Registered Claimant or CAE Counsel in connection with the Settlement. The Defendants shall have no responsibility for the management of Common Stock issued under this Agreement or any liability to any Eligible Claimant arising from the handling of claims by the Special Master and/or the Claims Administrator.

ARTICLE 13 QUALIFIED SETTLEMENT FUND

Section 13.1    Qualified Settlement Fund
Section 13.1.1 In accordance with the terms of this Settlement, the payments by 3Mshall be deposited into the QSF and shall remain the property of the QSF. The Settlement Funds within the Qualified Settlement Fund will be held in a fiduciary capacity.

Section 13.1.2 The Qualified Settlement Fund shall comply with Treasury Regulation Section 1.468B-1 et seq. regarding taxation and tax reporting obligations. The Qualified Settlement Fund shall be deemed to be in the custody of the MDL Court. The Qualified Settlement Fund shall remain subject to the jurisdiction of the MDL Court until such Settlement Funds are distributed in their entirety and upon further order of the MDL Court in consultation with the MN Court.

ARTICLE 14 LIENS

Section 14.1    Liens

Section 14.1.1 Potential liens for Registered Claimants shall be negotiated by Settlement Administrator ARCHER, already appointed by the MDL Court, in consultation with the MN Court, as the Lien Resolution Administrator, on behalf of Registered Claimants. All known liens related to Registered Claimants’ use of 3M CAE will be paid out of the proceeds of the

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Settlement and are Registered Claimants’ responsibility to pay. Nothing herein is intended to, nor should be construed as, creating a right of reimbursement for lienholders of obligations upon Registered Claimants or Registered Claimants’ CAE Counsel where none would otherwise exist under applicable state or federal law.

Section 14.1.2 Claimants agree to satisfy any Medicare, Medicaid and other governmental authority liens. To fulfill this obligation, Registered Claimants’ Counsel, by and through the Lien Resolution Administrator, must determine whether each Registered Claimant is Medicare/Medicaid eligible or a Medicare/Medicaid beneficiary. If the Lien Resolution Administrator determines that a Medicare/Medicaid lien is being asserted, it shall certify to Registered Claimants’ Counsel: (1) the amount to resolve such lien as established by the agreement of the Lien Resolution Administrator and the appropriate government agency; and (2) the “holdback” amount agreed to by the appropriate government agency that would allow for partial release of funds from the QSF.

Section 14.1.3 In any event and any term of this Settlement to the contrary notwithstanding, satisfaction and discharge of any and all liens, whether past, present or future, whether known or unknown asserted or unasserted, with respect to any Settlement Payment (and/or the right to receive any Settlement Payment) are the sole responsibility of the relevant Registered Claimant and their respective CAE Counsel.

Section 14.2    Defendants’ Funding Obligations

For the avoidance of doubt, the conditions precedent in this Section are not conditions precedent to Defendants’ funding obligations into the QSF, but are only conditions precedent to the distribution of any funds withheld from the Registered Claimant’s Settlement Payments(s) from the QSF to the Registered Claimant.
ARTICLE 15 ATTORNEYS’ FEES

Section 15.1    Individual Counsel Attorneys’ Fees

This agreement does not alter any contractual obligation between lawyers and clients regarding attorneys’ fees.

Section 15.2    Common Benefit Fund

Work performed and expenses incurred for the benefit of all CAE Claimants as defined more fully in the MDL Court’s Common Benefit Orders and the MN Court’s Common Benefit Orders shall be paid from the Common Benefit Fund. Payments are subject to procedures set in place by the MDL Court and/or the MN Court now or in the future. The Common Benefit Assessment as set forth in the MDL Court’s Orders and the MN Court’s Orders in place now or in the future shall be held back by the QSF Administrator on a per Registered Claimant’s basis with payments due to the Common Benefit Fund by QSF Administrator on a quarterly basis. QSF Administrator must provide proof of compliance to the Settlement Special Master, MDL Leadership Counsel, MN Leadership, the MN Court, and the MDL Court.

Section 15.3    No Additional Payments by Defendants

For the avoidance of doubt, Defendants shall have no obligation to pay additional sums for attorneys’ fees or costs, including pursuant to any fee petition, beyond the amount set forth in Article 3 and Article 11 of this MSA, and such claims for attorneys’ fees and costs being released by Registered Claimants.

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ARTICLE 16 BANKRUPTCY

Section 16.1    Bankruptcy

3M has no present intention to file a petition for relief under the Bankruptcy Code. In the event it does so in the future, the following provisions shall apply:

3M shall list on its schedules of liabilities the claims of all Registered Claimants whose payments are outstanding under this MSA as of the date of any such bankruptcy filing as liquidated, non-contingent, and undisputed per this MSA without prejudice to such Registered Claimants’ ability to file proofs of claim against 3M on account of their Released Claims. For the avoidance of doubt, any Registered Claimants whose payments are complete under this MSA, including all Registered Claimants who elected the Expedited Payment Program, shall not be so scheduled.

To the extent 3M obtains relief as against any such Registered Claimants whose payments are outstanding under this MSA pursuant to 11 U.S.C. § 550 in respect of payments made on account of such Registered Claimants’ Claims, such recoveries shall be limited to a credit against unpaid amounts due to such Registered Claimants under this MSA.
If this MSA is not assumed in bankruptcy or adopted as part of a confirmed Chapter 11 plan of reorganization, 3M hereby waives any statute of limitations defense that might limit or hinder recovery by Registered Claimants whose payments are outstanding under this MSA, except to the extent such defenses exist as of the Settlement Date.

Subject to the other subparts of Paragraph 12.1.1, if 3M obtains relief as against Registered Claimants whose payments are outstanding under this MSA pursuant to 11 U.S.C. § 550 or if this MSA is not assumed in bankruptcy or adopted as part of a confirmed Chapter 11 plan of reorganization, then all agreements, all concessions, all reductions of such Registered Claimants’ Released Claims, and the Release, contained in this MSA shall immediately and automatically be deemed null and void as to 3M; such Registered Claimants shall be deemed immediately and automatically restored to the same position they were in immediately prior to their entry into the MSA; and the Registered Claimants shall have the right to assert any and all claims against 3M in the bankruptcy proceeding or otherwise, subject to any automatic stay, without regard to any limits or agreements as to the amount of the Settlement otherwise provided in the Settlement Agreement; provided, however, that notwithstanding the foregoing sentence, (i) all reductions of Registered Claimants’ Released Claims, and the Release and Covenant Not to Sue provided in connection with such settled Claims contained in this Agreement shall remain in full force and effect as to all Persons other than 3M itself; (ii) in the event a Releasing Party asserts any Released Claim against 3M after the rejection and/or termination of the MSA and receives a judgment, settlement, or distribution arising from such Released Claim, then the amount of any payments such Releasing Party has previously received from 3M under the Settlement Agreement shall be applied to reduce the amount of any such judgment, settlement, or distribution; (iii) such Registered Claimants may exercise all rights provided under the Bankruptcy Code (or other applicable bankruptcy or non- bankruptcy law) with respect to their Released Claims against 3M, subject to all defenses and rights of 3M; and (iv) such Registered Claimants shall retain all payments previously received under this MSA, subject to 11 U.S.C. § 550.

Section 16.2    Aearo Debtors

If Aearo Debtors as defined in the Petition for Bankruptcy, In re Aearo Techs. LLC, Case No. 22-02890 (JJG) (Bankr. S.D. Ind.), commence a case under chapter 11 of the Bankruptcy Code on or after the date of this MSA, such case shall be filed in the United States Bankruptcy Court for the Southern District of Indiana.

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ARTICLE 17 MISCELLANEOUS

Section 17.1    Tax Consequences

Neither Eligible Claimants nor Defendants (nor CAE Counsel nor Defendants’ Counsel) makes any representation regarding the tax consequences of this settlement.
Section 17.2    No Presumption as to Drafting

This MSA is the product of arm’s-length negotiations between the Parties. No Party shall be deemed to be the drafter of this MSA or any provision thereof. No presumption shall be deemed to exist in favor of or against any party as a result of the preparation or negotiation of this MSA.

Section 17.3    Not Affected By Change In Law

This MSA shall be binding on the Parties regardless of any change in the law that might occur after the date the Parties execute this MSA.

Section 17.4    Entire Agreement

This MSA and all exhibits hereto constitute the entire agreement between the Parties with respect to the subject matter of this MSA, and there are no other written or oral agreements, understandings, or arrangements except as set forth herein (including references to MSA II and MSA III). This MSA supersedes and replaces any prior agreement or writing between the Parties. The Parties understand, agree, and acknowledge that no promises, representations, understandings, or warranties have been made by any Party or relied upon as an inducement for entering into this MSA, except as contained herein, and that this MSA constitutes the full statement of any agreement between the Parties.

The terms of this MSA may not be modified or waived except in writing, signed by the Parties hereto. The Parties hereby acknowledge that they have read this MSA and had an opportunity to obtain the advice of competent counsel of their choosing regarding it. As such, the Parties hereby also acknowledge that they understand the terms of this MSA, and that they freely and voluntarily sign and enter into it. The Parties further acknowledge that, in entering into this Agreement, they have not relied upon any statement or representation by or on behalf of the other Party, except as stated herein.

Section 17.5    Governing Law

This Settlement is being executed and delivered, and is intended to be performed in the MDL Court. Recognizing there are some matters solely within the MN Court, nothing in this MSA is intended to limit the jurisdiction of the MN Court. The substantive laws of the State of New York shall govern the validity, construction, enforcement, and interpretation of this Settlement. Each of the Parties to this Settlement shall bear its own attorneys’ fees and costs incurred in connection with the drafting and negotiation of this MSA, and in connection with all proceedings in the MDL Court and the MN Court, including all appeals of decisions from those courts.

Section 17.6    Headings

The headings used herein are for reference only and shall not affect the construction of this
MSA.
Section 17.7    Agreement May Be Executed In Counterparts

This MSA may be executed in counterparts and taken together shall constitute one and the same MSA.

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Section 17.8    Successors, Assigns & Binding Effect

This MSA shall be binding on, and inure to the benefit of, the successors and assigns of the Parties hereto. Nothing in this MSA, express or implied, is intended to confer upon any person or entity other than the Parties hereto or their respective successors, heirs, issue, and assigns, any rights or benefits under or by reason of this MSA. This MSA shall not be assignable by any Party hereto without prior written consent of the other party or as otherwise expressly set forth in this MSA.

Section 17.9    Amendment or Waiver

This MSA shall not be modified in any respect, except by a writing executed by all Parties to this MSA. The waiver of any rights conferred by this MSA shall be effective only if made in writing by the waiving party. The waiver by any Party of any breach of this MSA shall not be deemed or construed as a waiver of any other breach, whether prior to, subsequent to, or contemporaneous with this MSA.

Section 17.10 Electronic Signatures

Electronic signatures shall be accepted for execution of any settlement document required of Eligible Claimants or Eligible Claimants’ Counsel. The Parties will work with the Settlement Administrator and Settlement Special Master to ensure compliance with applicable standards and protections.

Section 17.11 Notice to CAE Counsel

For any notice required to be provided under this MSA to Eligible Claimants’ or Eligible Claimants’ Counsel, 3M shall provide notice by overnight mail and email to Bryan Aylstock, Chris Seeger, and Clayton Clark.

Bryan F. Aylstock Aylstock, Witkin, Kreis & Overholtz, PLLC
17 East Main Street, Suite 200
Pensacola, FL 32502 baylstock@awkolaw.com

Christopher A. Seeger Seeger Weiss LLP
55 Challenger Road, Ridgefield Park, NJ 07660 cseeger@seegerweiss.com
Clayton A. Clark
Clark, Love & Hutson, PLLC 440 Louisiana Street, Suite 1700
Houston, Texas 77002 CClark@triallawfirm.com

Section 17.12 Notice to the Parties’ Counsel

For any notice required to be provided under this MSA to Defendants, NPC shall provide notice by overnight mail and email to:

Kevin H. Rhodes

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Executive Vice President and Chief Legal Affairs Officer Legal Affairs Department
3M Company
3M Center, 220-9E-01 St. Paul, MN 55144-1000
3MCAEnotices@mmm.com

Thomas J. Perrelli Jenner & Block LLP
1099 New York Avenue, N.W., Suite 900 Washington, DC 20001-4412 3MCAE@jenner.com

Section 17.13 No Admission of Liability

Neither this MSA, nor any exhibit, document, or instrument delivered hereunder, nor any statement, transaction, or proceeding in connection with the negotiation, execution, or implementation of this Settlement, is intended to be or shall be construed as or deemed to be evidence of an admission or concession by Defendants of any fault, liability, wrongdoing, or damages, or of the truth of any allegations asserted by any plaintiff or claimant against it, including by any Eligible Claimant or Derivative Claimant, or as an admission by any Eligible Claimant or Derivative Claimant of any lack of merit in their CAE Claim.

No Party or Registered Claimant shall seek to introduce and/or offer the terms of this Settlement, any statement, transaction, or proceeding in connection with the negotiation, execution, execution, or implementation of this Settlement, or any statements in the documents delivered in connection with this Settlement, or otherwise rely on the terms of this Settlement, in any judicial proceeding, except insofar as necessary to enforce the terms of this Settlement or Release provided pursuant to the Settlement, in connection with the determination of any income tax liability of a party, or in relation to any instrument executed and delivered pursuant to this Settlement (including any Registration Form and the executed attachments thereto). If a person seeks to introduce and/or offer any of the matters described herein in any proceeding against Defendants or any of the Released Parties, the restrictions of this section shall not be applicable to Defendants with respect to that person.
Section 17.14 Cooperation Public Statements

The Parties may, at their discretion, issue publicity, press releases, or other public statements regarding this Settlement, whether unilaterally or as jointly agreed to in writing by all Parties. Any jointly agreed or other statement shall not limit Defendants’ ability to provide information about the Settlement to their employees, accountants, attorneys, insurers, shareholders, investors, analysts, or other stakeholders or in accordance with legal requirements or to limit any Party’s ability to provide notice or information about the MSA to Eligible Claimants or in accordance with legal requirements.

Section 17.15 Payment Flexibility

If the number of Eligible Claimants who Register for the Expedited Payment Program exceeds 50% of the Eligible Claimants, the Parties will meet and confer in good faith to discuss accelerating payments to fund the Expedited Payment Program.

Section 17.16 Confidentiality about Settlement Negotiations

The Parties shall keep confidential the content of the negotiations, points of discussion, documents, communications, and supporting data utilized or prepared in connection with the

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negotiations and settlement discussions taking place related to the MSA, MSA II and MSA III. Nothing in those settlement agreements shall prevent Defendants from disclosing such information to their insurers in the context of their coverage investigations.

Section 17.17 No Illegal Activity or Fraud

Nothing in this MSA shall be interpreted to require any Party, any Eligible Claimant, or any CAE Counsel, or Defendants’ counsel to engage in any conduct that is a violation of law and/or unethical under applicable ethical rules.
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

3M

By: /s/ Kevin H. Rhodes

Kevin H. Rhodes
Chief Legal Affairs Officer, 3M Aearo
By: /s/ Kevin H. Rhodes

Kevin H. Rhodes, Authorized Representative Aearo Technologies LLC

By: /s/ Thomas J. Perrelli

Thomas J. Perrelli Counsel for Defendants

Negotiating Plaintiffs’ Counsel

By: /s/ Bryan F. Aylstock

Bryan F. Aylstock Counsel for Plaintiffs

By: /s/ Chris Seeger

Chris Seeger Counsel for Plaintiffs

By: /s/ Clayton A. Clark

Clayton A. Clark Counsel for Plaintiffs

By: /s/ Daniel E. Gustafson

Daniel Gustafson Counsel for Plaintiffs

33

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EXHIBIT 1 – Payment Schedule

This Payment Schedule should be read in conjunction with the MSA, including its other Exhibits, and MSA II and MSA III, which explain the terms, conditions, and, where necessary, underlying calculations for payments described herein. All capitalized terms not otherwise defined herein shall have the meanings set forth in the MSA.

EARLIEST PAYMENT DATE	AMOUNT AND DESCRIPTION	MSA REFERENCE / NOTES
Sept. 8, 2023	$10 million – Administrative expenses payment	Article 3
Sept. 18, 2023	$146.9 million– Verdict payments per MSA II	§ 2.3.3 (MSA II)
Dec. 1, 2023	$250 million– Payment for receipt of releases	§ 11.1
Dec. 5, 2023	$253.1 million– Wave payments per MSA III	§ 12.2 (MSA III)
March 7, 2024	$350 million– Common stock transfer	§ 11.4.1 – Subject to 98% participation threshold
July 15, 2024	$650 million-- Participation Payment	§ 11.4.2 – Subject to 98% participation threshold
July 15, 2024	$250 million– Common stock transfer	§ 11.4.2 – Subject to 98% participation threshold
January 15, 2025	$500 million– Guaranteed insurance payment[1]	§ 11.3.3 – Subject to 98% participation threshold
April 15, 2025	$600 million– Participation Payment	§ 11.3.4 – Subject to 98% participation threshold
April 15, 2025	$250 million– Common stock transfer	§ 11.4.3 – Subject to 98% participation threshold
April 15, 2026	$250 million– Participation Payment	§ 11.6.1 – Subject to 98.5% participation threshold
April 15, 2026	$150 million– Common stock transfer	§ 11.4.4 – Subject to 98% participation threshold
Sept. 15, 2026	$250 million– Participation Payment	§ 11.6.1 – Subject to 99% participation threshold
Sept. 15, 2026	$250 million– Participation Payment	§ 11.7.1 – Subject to 99.5% participation threshold
Sept. 15, 2026	$250 million– First 100% Participation Payment	§ 11.8.1 – Subject to 100% participation threshold
Sept. 15, 2026	$50 million– Finality Payment	§ 11.12.1 – Subject to conditions in Confidential Exhibit 10

_________________________
1 Payment reduced by all prior Indemnity Insurance Recovery payments; if prior Indemnity Recovery Payments exceed $500 M, no additional amounts are owed.

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EARLIEST PAYMENT DATE	AMOUNT AND DESCRIPTION	MSA REFERENCE / NOTES
July 15, 2027	$750 million– Guaranteed insurance payment[2]	§ 11.3.5 – Subject to 98% participation threshold
Sept. 15, 2027	$50 million– Finality Payment	§ 11.12.2 – Subject to conditions in Confidential Exhibit 10
July 15, 2028	$100 million– Participation Payment	§ 11.7.2 – Subject to 99.5% participation threshold
July 15, 2028	$350 million–Reserve Fund Payment[3]	§ 11.13.1.1 – Subject to conditions in Confidential Exhibit 10
July 15, 2029	$100 million– Participation Payment	§ 11.7.3 – Subject to 99.5% participation threshold
July 15, 2029	$200 million– Reserve Fund Payment	§ 11.13.1.2 – Subject to conditions in Confidential Exhibit 10

_____________________

2 Payment amount depends on prior Indemnity Insurance Recovery payments, including January 15, 2025 guaranteed insurance payment.
3 Up to $150 M of this amount may be paid on December 1, 2026, if certain conditions in Confidential Exhibit 10 are met.

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EXHIBIT 2
UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF FLORIDA PENSACOLA DIVISION

IN RE: 3M COMBAT ARMS	)	Case No. 3:19-md-02885
EARPLUG PRODUCTS LIABILITY	)
LITIGATION	)	Judge M. Casey Rodgers
)
	)	Magistrate Judge Hope T. Cannon
This Document Relates to:	)
All Cases	)
)

CASE MANAGEMENT ORDER NO. 60
(Identification Order)

In accordance with the terms of the Combat Arms Master Settlement Agreement (“MSA”), 1 the Court hereby enters this Identification Order.2 This Order requires all CAE Counsel for all Eligible Claimants for which they are Primary Counsel and all Pro Se Eligible Claimants to provide information to the Court in the format set forth below by no later than September 12th (the “Reference Date”).

___________________________
1 All capitalized terms have the same meaning as in the MSA. The MSA is available on the Court’s public website for the 3M MDL, https://www.flnd.uscourts.gov/3m-products-liability- litigation-mdl-no-2885.
2 The Court understands that Judge Laurie Miller, the presiding judge over CAE Claims pending in the 4th Judicial District, County of Hennepin, Minnesota, will be issuing a similar order, consistent with the MSA.

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The MSA defines Eligible Claimant. This Order addresses a fundamental requirement of Primary Counsel for Eligible Claimants and Pro Se Eligible Claimants in connection with this litigation.
CAE Counsel shall be deemed to be Primary Counsel in the following circumstances:
(1)    for an Eligible Claimant with a filed case on the MDL docket (administrative or active) and Minnesota docket, including Eligible Claimants previously dismissed without prejudice who are represented:
a.    if CAE Counsel is listed as the registering Law Firm in MDL-

Centrality, or

b.    if CAE Counsel is the counsel of record for any Eligible Claimant filed and/or served in Minnesota; or
(2)    for any Eligible Claimant with an unfiled CAE Claim:

a.    if CAE Counsel has an engagement or retainer agreement with such Eligible Claimant, as of the Reference Date;
b.    if Counsel has entered into a tolling agreement for such Eligible Claimant.
CAE Counsel shall not be Primary Counsel for Eligible Claimants dismissed without prejudice if CAE Counsel’s representation of that Eligible Claimant ended prior to the Reference Date.
I.    IDENTIFICATION OF ELIGIBLE CLAIMANTS.

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Each CAE Counsel shall take any and all reasonable steps necessary to identify all of the Eligible Claimants for which they are Primary Counsel, whether or not those claimants have a filed case. For the avoidance of doubt, an Eligible Claimant includes an individual represented by counsel who seeks to pursue CAE Claims regardless of whether the Eligible Claims have been filed and/or served in the MDL Court or the Minnesota Court, or any other court, or on the Administrative Docket, or have been tolled or have been dismissed without prejudice from any court.3 However, plaintiffs asserting CAE Claims that have been dismissed with prejudice prior to the Settlement Date are not Eligible Claimants.
Pro Se Eligible Claimants who have filed CAE Claims, whether in the MDL Court, the Minnesota Court, or on the Administrative Docket, shall also submit the information set forth below concerning their own case by the Reference Date.
II.    SERVICE OF SWORN DECLARATION IDENTIFYING ALL ELIGIBLE CLAIMANTS.

All CAE Counsel must submit a Declaration (the “Identification Order Declaration” or “Declaration”) via MDL Centrality, executed under penalty of perjury, that identifies all of CAE Counsel’s Eligible Claimants.

____________________________________
3 See CMO 57 at ¶ 5 and Section 4.1.4 of the MSA regarding additional requirements for cases previously dismissed without prejudice.

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For all CAE Counsel, such Declaration shall be in substantially the form set forth in Exhibit “A” attached hereto and shall include in both hard copy and EXCEL format, for each Eligible Claim, the following information:
☐ the name of the Eligible Claimant

☐ the address of the Eligible Claimant

☐ the Eligible Claimant’s Date of Birth

☐ the Eligible Claimant’s SSN

☐ the Eligible Claimant’s cellular phone number

☐ The Eligible Claimant’s email address, if any, and

☐ the Court in which the Eligible Claimant’s case has been filed (if the case has been filed)
☐ the active or administrative docket number (if the case has been filed, including if the case was subsequently dismissed without prejudice)
☐ the MDL Centrality Plaintiff ID number (if the Eligible Claimant has ever been registered as an MDL Plaintiff via MDL Centrality)
The obligation to identify all Eligible Claimants for which CAE Counsel is Primary Counsel applies regardless of whether the Eligible Claimants intend to participate in the MSA.
Pro Se Eligible Claimants with CAE Claims filed in the MDL Court, the Minnesota Court, or on the Administrative Docket must submit, via MDL Centrality,

40

a declaration, executed under penalty of perjury, with the information set forth above concerning their own case. For all Pro Se Eligible Claimants, such Declaration shall be in substantially the same form set for in Exhibit B.
After CAE Counsel and any Pro Se Eligible Claimants comply with the obligations of this Identification Order, each Eligible Claimant shall have the opportunity to Register for the MSA, by which they will indicate their intention to opt in to the settlement procedures set forth in the Registration Forms and agreeing to receive certain money in exchange for a release and dismissal with prejudice, provide a Release to Defendants, and be bound, with their CAE Counsel, to all terms of the MSA. As set forth in the MSA, through the submission of the Registration Form by or on behalf of an Eligible Claimant, all CAE Counsel with an Interest in that Eligible Claimant agree to the obligations on CAE Counsel set forth in the MSA. As indicated above, in identifying Eligible Claimants in the referenced Declaration, all CAE Counsel and any Pro Se Eligible Claimants with CAE Claims, shall certify, under penalty of perjury under the laws of the United States and of any relevant state, that he/she has identified all Eligible Claimants in which CAE Counsel serves as Primary Counsel (or, in the case of a Pro Se Eligible Claimant, the Eligible Claimant’s own case) and that each identified Eligible Claimant is in compliance with the obligations imposed by this Identification Order. CAE Counsel and Pro Se Eligible Claimants have an ongoing duty to update all of the information

41

required under this Order including, for example, when the personal information for an Eligible Claimant is incorrect or outdated (see Section III). Any updated information must be served within seven (7) days of learning of such updated information, and shall be served on the Court-appointed Settlement Data Administrator through MDL Centrality who shall promptly provide such information to the Court-Appointed Settlement Administrator. All information required by this Order is necessary so that the Court-appointed Settlement Administrator can properly and timely communicate with each Eligible Claimant and their Primary Counsel regarding their opportunity to participate in the MSA via the Registration Form. In the Court’s view, it is imperative to the success of this settlement program that the Settlement Administrator have an open and direct line of communication with every Eligible Claimant.
III.    DEADLINE TO FILE DECLARATION IDENTIFYING ALL ELIGIBLE CLAIMANTS WITH THE COURT.

Each Declaration required under this Order shall be submitted to the Court- appointed Settlement Data Administrator via MDL Centrality no later than the Reference Date, which deadline is fourteen (14) days after this Order is issued (September 12, 2023), and shall be served on the MDL PEC, MN Counsel, and the Defendants via MDL Centrality. The Pro Se Eligible Claimants shall be required to file a Declaration (see Exhibit B) regarding their Eligible Claim within the same time period and shall serve such Declaration on the MDL PEC, MN Counsel, and the

42

Defendants in the same manner. CAE Counsel and Pro Se Eligible Claimants must update the Settlement Administrator within 14 days of receipt of any changed personal or contact information.
IV.    SANCTIONS FOR CAE COUNSEL’S FAILURE TO INCLUDE ALL ELIGIBLE CLAIMANTS ON DECLARATION.

Failure by CAE Counsel to include on the referenced Declaration all Eligible Claimants in which CAE Counsel is Primary Counsel will be a violation of this Order and shall subject (i) such unidentified CAE Claimants to dismissal with prejudice and (ii) CAE Counsel to potential sanctions by either the MDL Court or the Minnesota Court or both. NOTE: These Declarations are critical to the Court’s ability to effectively administer the settlement program through the Court-appointed Settlement Administrator and the Court-appointed Settlement Data Administrator, and manage the MDL docket. There will be NO notices of deficiency and no opportunities to cure for the failure to timely submit a Declaration. In the event that either the MDL PEC, MN Counsel, or the Defendants believe that a Declaration submitted pursuant to this Order is in violation of this Order, they shall notify the Court and provide such information, including information from the Settlement Administrator, as may establish the violation.
SO ORDERED, on this day of August, 2023.

M. CASEY RODGERS
UNITED STATES DISTRICT JUDGE EXHIBIT “A”

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DECLARATION OF COUNSEL
UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF FLORIDA PENSACOLA DIVISION

IN RE: 3M COMBAT ARMS	)	Case No. 3:19-md-02885
EARPLUG PRODUCTS LIABILITY	)
LITIGATION	)	Judge M. Casey Rodgers
)
	)	Magistrate Judge Hope T. Cannon
This Document Relates to:	)
All Cases	)
)

DECLARATION OF CAE COUNSEL PURSUANT TO IDENTIFICATION ORDER

1.    My name is [INSERT NAME OF CAE COUNSEL], and I am an attorney at [INSERT NAME OF LAW FIRM] (collectively “CAE Counsel”).
2.    I submit this Declaration in accordance with the Combat Arms Settlement Agreement and the Court’s Identification Order on behalf of myself and my firm.
3.    Attached hereto is the chart that identifies all Eligible Claimants in which I or my firm are Primary Counsel, as defined in the Master Settlement Agreement. The attached chart will be timely served in both hard copy and in EXCEL format to MDL-Centrality in conformance with the Identification Order, and contains, to the best of my knowledge, the required demographic and contact information regarding my firms’ Eligible Clients in which I or my firm are Primary Counsel.

44

4.    I understand that the obligation to identify all Eligible Claimants in which I or my firm is Primary Counsel applies regardless of whether the Eligible Claimants intend to participate in the Settlement, and I understand that the Court-appointed Settlement Administrator may contact these clients to provide relevant settlement information copying myself and/or a duly authorized representative at my firm at the email address listed below.
5.    Each identified Eligible Claim is in compliance with the obligations imposed by the Identification Order.
6.    I understand that to comply with the MSA and the Court’s Identification Order, this Declaration must be submitted to the Court via MDL Centrality by the Reference Date, which deadline is fourteen (14) days after the Identification Order was issued.
7.    I understand and agree that my failure to identify all Eligible Claimants in which I or my firm is Primary Counsel is a violation of Identification Order and will result in: (a) dismissal with prejudice of any CAE claims in which I or my firm is Primary Counsel that were not identified; (b) potential sanctions and other penalties as may be determined by the Court, either pursuant to a motion of a Party or sua sponte.
8.    I have/my firm has ceased advertising, solicitation, or involvement in any way with the advertising or solicitation for CAE Claims as of the Effective Date.

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9.    I swear under penalty of perjury that the foregoing is true and correct.

DATE: [MONTH] [DAY], [YEAR]    /s/
[NAME OF CAE COUNSEL] [NAME OF LAW FIRM] [ADDRESS]
[ADDRESS] [ADDRESS]
[TELEPHONE NUMBER] [EMAIL ADDRESS]
IDENTIFICATION OF CAE CLAIMANTS

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EXHIBIT “B”

DECLARATION OF PRO SE ELIGIBLE CLAIMANT
UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF FLORIDA PENSACOLA DIVISION

IN RE: 3M COMBAT ARMS	)	Case No. 3:19-md-02885
EARPLUG PRODUCTS LIABILITY	)
LITIGATION	)	Judge M. Casey Rodgers
)
	)	Magistrate Judge Hope T. Cannon
This Document Relates to:	)
All Cases	)
)

DECLARATION OF PRO SE ELIGIBLE CLAIMANT PURSUANT TO IDENTIFICATION ORDER

1.    My name is [INSERT NAME OF PRO SE ELIGIBLE CLAIMANT], and I am an Eligible Claimant but not represented by counsel.

2.    I submit this Declaration in accordance with the Combat Arms Settlement Agreement and the Court’s Identification Order on behalf of myself.
3.    Attached hereto is the chart that identifies my personal information and information about my case. The attached chart will be timely served in both hard copy and in EXCEL format to MDL-Centrality in conformance with the Identification Order, and contains the required demographic and contact information so that I may be contacted by the Settlement Administrator.
4.    I understand that to comply with the MSA and the Court’s Identification Order, this Declaration must be submitted to the Court via MDL Centrality by the Reference Date, which deadline is fourteen (14) days after the

47

Identification Order was issued.

5.    I understand and agree that my failure to provide the information required will result in: (a) dismissal with prejudice of my CAE claims; and (b) potential sanctions and other penalties as may be determined by the Court, either pursuant to a motion of a Party or sua sponte.
6.    I swear under penalty of perjury that the foregoing is true and correct.

DATE: [MONTH] [DAY], [YEAR]    /s/
[NAME OF CAE CLAIMANT] [ADDRESS]
[ADDRESS] [ADDRESS]
[TELEPHONE NUMBER] [EMAIL ADDRESS]

IDENTIFICATION OF PRO SE ELIGIBLE CLAIMANT

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COMBAT ARMS REGISTRATION FORM
INSTRUCTIONS
This Registration Form has been prepared in accordance with the Combat Arms Settlement Agreement (“Settlement Agreement”). The parties to the Settlement Agreement and CAE Counsel believe the settlement is in the best interests of the Eligible Claimants and CAE counsel because the settlement will bring finality to the litigation and permit the Eligible Claimants to receive compensation for their alleged injuries. However, to access the benefits of the Settlement, Eligible Claimants must complete and submit a Registration Form, including all required signatures and attachments, with the Settlement Administrator.

As an Eligible Claimant, you have the option to enroll in one of two Settlement Program Options as follows: (1) Expedited Payment Option, or (2) Full Evaluation Deferred Payment Program. If you Register for either Settlement Program Option, you are choosing to stop all litigation and receive compensation pursuant to the Settlement Agreement. If you do not want to receive any compensation pursuant to the Settlement Agreement and the two Settlement Program Options, you have the option to not Register and choose to become a Litigating Plaintiff. If you choose to become a Litigating Plaintiff, you are not entitled to any payment pursuant to the Settlement Agreement and must timely comply with all prior and future Court orders.

Once completed and signed by the Eligible Claimant, the Registration Form (together with all required attachments) for an Eligible Claimant who is represented by CAE Counsel must be submitted to the Settlement Administrator.

Pro se Eligible Claimants shall complete and sign the Registration Form and must submit the completed Registration Form, together with all required attachments, to the Settlement Administrator themselves.

The deadline for submission of Registration Forms is the Initial Registration Date. Eligible Claimants who have not submitted a Registration Form by the Initial Registration Date shall not be eligible to participate in the Settlement and will have their case dismissed for failure to comply with a Court order. Eligible Claimants that have submitted a Registration Form and have not elected to Participate in the Settlement Program by the Final Registration Date shall not be eligible to participate in the Settlement unless Defendants, in their sole discretion, agree to waive this requirement on a case-by-case basis. Eligible Claimants who do not register or do not participate and who fail to comply with the orders of the MDL Court or the MN Court shall have their claims dismissed with prejudice.

I.A. ELIGIBLE CLAIMANT IDENTIFYING INFORMATION
1. Name of Eligible Claimant	First	Middle	Last	Suffix
2. Social Security Number	| | | | - | | | - | | | | |		3. Date of Birth	/ / (Month/Day/Year)
4. Permanent Address	Street
	City			State	Zip

49

5. Telephone Number	( ) _ _ - _	6. Email Address
7. Any other names by which the Eligible Claimant has been known, including but not limited to maiden name	First	Middle	Last
First	Middle	Last
First	Middle	Last
I.B. CAE COUNSEL INFORMATION
If the Eligible Claimant is represented by counsel, the following information must be provided concerning the Eligible Claimant’s counsel. If the Eligible Claimant is not represented by counsel (pro se), skip to Section I.C.

1. Attorney Name	First	Middle	Last	Suffix
2. Firm Name	Law Firm
3. Firm Address	Street
City	State	Zip	Country
4. Firm Telephone Number	( )	5. Firm Fax Number	( )
6. Email Address
I.C. CASE INFORMATION
If a lawsuit has previously been filed by or on behalf of the Eligible Claimant provide the following information about the case, even if the case was subsequently dismissed without prejudice.

1. Court/ Jurisdiction	☐ MDL Court ☐ MN Court (the Minnesota State Actions) ☐ Other
2. Case Caption	v.
3. Case Number

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4. MDL Centrality Plaintiff ID Number (if ever a registered claimant in the MDL)
5. Most Recent Case Status	☐ Pending/Active Case ☐ Dismissed Without Prejudice
6. All Previous Case Numbers
7. All Previous MDL Centrality Plaintiff ID Numbers (if ever a registered claimant in the MDL)
II. PERSONAL REPRESENTATIVE INFORMATION FOR DECEASED, MINOR, OR INCAPACITATED ELIGIBLE CLAIMANTS
1. Is this Registration Form being completed on behalf of the Eligible Claimant or the Eligible Claimant’s estate by a duly and lawfully appointed Personal Representative?
☐ YES    ☐ NO
If YES, complete this Section II. If NO, skip to Section III.

2. Representative’s Relationship to the Eligible Claimant (check all that apply)	☐ Spouse	☐ Parent	☐ Child	☐ Sibling
☐ Other (specify)

3. Reason for Personal Representative	☐ Eligible Claimant is Deceased ☐ Eligible Claimant is a Minor ☐ Eligible Claimant is Incapacitated ☐ Other: (specify)		4. Eligible Claimant’s Date of Death (if applicable)	/ / (Month/Day/Year)
5. Representative’s Authority to Act on	☐ Administrator	☐ Executor	☐ Conservator	☐ Guardian 3

Behalf of the Eligible Claimant or His/Her Estate		☐ Other
(specify)
6. Representative’s Name	Last		First	Middle
7. Representative’s Address	Street
	City	State	Zip	Country
8. Representative’s Telephone Number	( ) -	9. Representative’s Email Address
10. Representative’s Social Security Number	| | | | - | | | - | | | | |		11. Representative’s Date of Birth	/ / (Month/Day/Year)
III. CLAIM INFORMATION ELECTION REGARDING PARTICIPATION IN THE CAE SETTLEMENT PROGRAM

Each Eligible Claimant (or a Representative acting on the Eligible Claimant’s behalf) must elect whether he/she will participate in the Expedited Payment Program, the Deferred Payment Program, or will not participate in the Combat Arms Settlement.

Before making the election below, the Eligible Claimant must carefully read the separate Settlement Program Description and Disclosure. The Settlement Program Description and Disclosure provides you with information that you need to consider prior to making the election below. Failure to carefully review the Settlement Program Description and Disclosure may result in you giving up valuable legal rights.

I hereby make the following election:

☐ The Eligible Claimant elects to participate in the EXPEDITED PAYMENT PROGRAM.
[Language to be inserted regarding the Claimants expected payment, the timing of the payment, and the basis of the payment. Additional language to be inserted giving Claimants the opportunity to supplement their claim file with records beyond what the Administrator identifies as the basis for the expected payment. ]

☐ The Eligible Claimant elects to participate in the DEFERRED PAYMENT PROGRAM.
Should you elect to participate in the Deferred Payment Program, you will _[insert comments about registration    payment    and    program
application]    .

☐ The Eligible Claimant elects NOT to participate in the Combat Arms Settlement Program and

By selecting this option, the Eligible Claimant understands and agrees that he/she will not receive any payment under the Combat Arms Settlement Agreement either now or in the future and will be required to continue litigating his/her claims against Defendants under strict requirements imposed by the Court, with no guarantee of future recovery. By selecting this option, the Eligible Claimant further certifies as follows: (1) that he/she has personally read each and every order of the MDL Court and MN Court applicable to Litigating Plaintiffs before selecting this option, (2) that he/she has consulted with or had the opportunity to consult with legal counsel of his/her choosing regarding his/her deadlines, responsibilities, and obligations under the MDL Court and MN Court orders applicable to Litigating Plaintiffs before selecting this option, and (3) that he/she will comply with each and every order of the MDL Court and MN Court applicable to Litigating Plaintiffs. Both the MDL Court and the MN Court have made clear that failure to timely comply with each and every one of their orders will result in the dismissal of your case with prejudice with no opportunity to make any recovery.

If you elected to participate in the Expedited Payment Program or the Deferred Payment Program, please continue to Section IV. If you elected NOT to participate in the Combat Arms Settlement Program and instead chose to continue as a Litigating Plaintiff, skip to Section VII.

IV. REGISTRATION FORM MATERIALS
In accordance with Section 6 of the Settlement Agreement, to be complete, a Registration Form must be accompanied by the following required attachments. Confirm that the following materials are being submitted with this Registration Form by checking the box(es) below:

☐	A completed and signed Registration Form.
☐
A full and complete Release of Released Parties, in the form set forth in Exhibit to the Settlement Agreement, to (without limitation) release, indemnify, and hold harmless each Released Party. The Release must be properly and fully executed by the Eligible Claimant (in addition to being executed by CAE Counsel as specified therein). If the Release is signed by a duly and lawfully appointed representative of an Eligible Claimant, said representative must indicate on each document his/her/their relationship to the Eligible Claimant and the authority upon which he/she/they is permitted to sign the document on the Eligible Claimant’s behalf (e.g., guardian, executor or administrator of the Estate of Eligible Claimant, etc.) and attach proper documentation (e.g., power of attorney, letters of administration) authorizing him/her/them to act in this representative capacity.

☐
For all Eligible Claimants who filed complaints in the MDL Court or MN Court (the Minnesota State Actions), a stipulated Dismissal with Prejudice, in the form set forth in Exhibit to the Settlement Agreement, which shall be filed in the appropriate court after the Walkaway Date, if Defendants have not exercised a Walkaway Right.

Releases and Dismissals with Prejudice provided as part of the registration process shall be held in escrow by the Settlement Administrator, until after the Walkaway Date. In the event that Defendants do not exercise a Walkaway Right, such Releases shall be provided to Defendants, and the Dismissals with Prejudice shall be filed jointly by both parties.

V. ELIGIBLE CLAIMANT’S MILITARY SERVICE AND PRODUCT USE
1.
Did the Eligible Claimant serve in the United States military?
☐ YES ☐ NO
If YES, indicate below the branch(es) of the United States military in which you served:
☐ Army    ☐ Marine Corps    ☐ Navy    ☐ Air Force    ☐ Space Force    ☐ Coast Guard National Guard

2.	State below the dates during which you used the dual-ended Combat Arms Earplug as a hearing protection device. Start Date: End Date: (Month & Year) (Month & Year) .
3.	List below every U.S. state or territory in which you have resided since you first began using the dual-ended Combat Arms Earplug:
.
VI. BANKRUPTCY INFORMATION

1. Has the Eligible Claimant declared bankruptcy or sought bankruptcy protection at any time since the date the Eligible Claimant contacted an attorney regarding his/her use of the CAE?
OR
Is there a bankruptcy action currently pending in which you are seeking bankruptcy protection?
		☐ YES ☐ NO		If YES, complete items 2-4. If NO, skip to Section VII.
2. Bankruptcy Court/Jurisdiction
3. Case Number			4. Date Filed	/ / (month) ( day) ( year)
VII. CERTIFICATION AND SIGNATURE
This Registration Form must be signed and dated by the Eligible Claimant (or his/her Representative).
The electronic signature of an Eligible Claimant (or his/her Representative) is sufficient and will be accepted.

By signing below, I declare under penalty of perjury subject to 28 U.S.C. § 1746 that all of the information provided in this Registration Form is true and correct.

I understand and agree that the submission of a Release is irrevocable. No Eligible Claimant may under any circumstances or reason withdraw a Registration Form electing to participate in the Settlement, request the return of his/her Release or Dismissal with Prejudice, or otherwise withdraw from the Settlement, unless Defendants exercise their Walkaway Right or absent consent of Defendants in their sole discretion. By submitting a Registration Form, CAE Counsel, and the Eligible Claimant covered by such Registration Form, shall be deemed to have agreed to be bound by all of the terms and conditions of this Settlement. Further, the submission of a Registration Form, CAE Counsel, and the Eligible Claimant shall affirmatively accept and acknowledge the jurisdiction of the Special Master and the MDL Court (or to the MN Court, for cases under its jurisdiction) for all matters and decisions related to the Settlement Agreement.

Signature of Eligible Claimant (or Representative)			Executed on Date	/ / (month) ( day) ( year)
Printed Name	First	MI	Last

EXHIBIT 4
RELEASE OF ALL CLAIMS

I, the undersigned Releasor, am a plaintiff, tolling agreement claimant, or other claimant in the 3M Combat Arms Version 2 Earplug Products Liability Litigation. I have chosen to participate in the Combat Arms Version 2 Settlement Program1 set forth in the Master Settlement Agreement dated as of August 29, 2023. I have received disclosures from my counsel and the Combat Arms Settlement Administrator regarding the allocation of the Combat Arms Settlement, which enables me to estimate my settlement offer amount. I understand that along with this Release I am submitting a Registration Form to the Combat Arms Settlement Administrator. I understand that the terms of the Settlement and this Release govern the resolution of my claim. I understand and agree that this Release shall become effective concurrent with Defendants’ first payment under the Settlement Agreement. I understand that 3M’s Initial Settlement Amount shall be held in trust for purposes of making payments to the participants in the Settlement Program. I understand that at the time determined by the Master Settlement Agreement if I am represented by counsel, my counsel will execute a stipulated dismissal with prejudice dismissing all pending Released Claims I have. Once effective, this Release shall release any and all Released Claims I and the other Releasing Parties have, or may have in the future, whether known or unknown, against the Released Parties.

Accordingly, in consideration for the Released Parties’ agreement to establish the Combat Arms Settlement Program, the significant expenses being incurred by 3M in connection with the Combat Arms Settlement Program, and my Individual Plaintiff Settlement Payment, I hereby give and make the following Release. This Release is also entered into by any Derivative Claimant who executes a signature page hereto, in which case the agreement of such Derivative Claimant set forth on its signature page is incorporated in, and is part of, this Release. By signing this Release, both I and any such Derivative Claimant understand and acknowledge that although I have received disclosure documents regarding the allocation of the Combat Arms Settlement Fund, which enables me to estimate my settlement offer amount, there is no assurance as to the precise amount of payment to be made to any claimant under the Combat Arms Settlement Program, and this fact shall in no way affect the validity or effect of this Release.

Definitions: As used in this Release, and in addition to the definitions set forth in the Preamble above, capitalized terms shall have the following definitions and meanings or such definitions and meanings as are accorded to them elsewhere in this Release. Terms used in the singular shall be deemed to include the plural and vice versa.

1.    “Claims” means any and all past, present, and future rights, remedies, actions, claims, liabilities, losses, demands, causes of action, suits at law or in equity, verdicts, suits of judgments and/or Liens, past, present, and future, and any fraudulent transfer, conveyance, and related types of claims, of any kind

____________________________

1 Capitalized terms are either (i) defined below, or (ii) in the Master Settlement Agreement. Capitalized terms that are used but not otherwise defined herein shall have the meanings given such terms in the Master Settlement Agreement.

whatsoever regardless of the legal or equitable theory, whether known or unknown, whether sounding in contract or tort, whether asserted or unasserted in any litigation, or the jurisdiction where asserted. Claims also include, but are not limited to, all claims for damages or remedies of whatever kind or character, known or unknown, that are now recognized or that may be created or recognized in the future by statute, regulation, judicial decision, or in any other manner, including but not limited to (i) personal injury and/or bodily injury, latent injury, future injury, progression of existing injury, damage, disease, death, fear of death, disease or injury, mental or physical pain or suffering, emotional or mental harm, anguish, or loss of enjoyment of life or loss of life’s pleasures; (ii) compensatory damages, general damages, special damages, punitive, exemplary, and statutory and other multiple damages or penalties of any kind; (iii) loss of wages, income, earnings or earning capacity; (iv) medical expenses, doctor, hospital, nursing, physical therapy or rehabilitation or other therapy and drug bills; (v) loss of support, services, consortium, companionship, society or affection, or damage to familial relations, by spouses, former spouses, parents, children, other relatives or “significant others” of any Derivative Claimant; (vi) consumer fraud, refunds, unfair business practices, deceptive trade practices, Unfair and Deceptive Acts and Practices, disgorgement of profit, and other similar claims whether arising under statute, regulation, or judicial decision; (vii) wrongful death and survivorship; (viii) medical screening and monitoring; (viii) injunctive and declaratory relief; (ix) economic, property, or business losses; (x) prejudgment or post-judgment interest; (xi) attorneys’ fees and costs; and (xii) any class action or putative class action.

2.    Combat Arms Earplugs (“CAE”): means any dual-ended non-linear earplugs sold or manufactured by or for or with either Aearo or 3M under any trade name, including but not limited to Combat Arms Earplugs (Version 2), ARC Plug earplugs, and AO Safety Indoor Outdoor Range Earplugs.

3.    “Derivative Claimant” means any and all persons who have or assert the right to sue 3M or any other Released Party related to the Released Claims by reason of their personal relationship with me, and/or otherwise by, through or under, or otherwise in relation to, me, whether their right to sue is independent, derivative, or otherwise. Derivative Claimants include, but are not limited to, my parents, guardians, heirs, beneficiaries, surviving spouse (including, but not limited to, a putative or common law spouse), surviving domestic partner and/or next of kin, if any, solely in respect to Derivative Claims.

4.    “Derivative Claims” means Claims against 3M or any other Released Party arising from or in connection with a Derivative Claimant’s personal relationship with me as it relates to the Released Claims, and/or otherwise by, through or under, or otherwise in relation to, me.

5.    “Third Party Provider/Payor” means any provider or payor (public or private) of
(i) health, hospital, medical, physician, healthcare and/or pharmaceutical services, products or expenses and/or (ii) any other form of compensation, including, but not limited to, federal and state governmental authorities (or other persons) providing Medicaid and/or Medicaid services or benefits.

6.    “Individual Plaintiff Settlement Payment” means any gross payment made by the Combat Arms Settlement Administrator to a Releasing Party, which shall include a Registration Payment and any additional amounts to be determined pursuant to the Master Settlement Agreement.

7.    “Law” means a law, statute, ordinance, rule, regulation, case or other legal provision or authority.

8.    “Liabilities” means any and all damages, expenses, debts, liabilities, obligations, covenants, promises, contracts, agreements and/or obligations, of any kind whatsoever, past, present, and future.

9.    “Lien” means any lien, pledge, charge, security interest, assignment, encumbrance, subrogation right, third-party interest, or other adverse claim of any nature whatsoever against my Individual Plaintiff Settlement Payment or my Released Claims and Liabilities.

10.    “Registration Payment” means a payment made upon submission of a completed Registration Form made to qualifying claimants by the Combat Arms Settlement Administrator pursuant to the terms of the Master Settlement Agreement.

11.    “Released Claims and Liabilities” means, collectively, (i) CAE Claims that any Releasing Party may have ever had, may now have or at any time hereafter may have against any Released Party and (ii) Liabilities that any Released Party may have ever had, may now have or at any time hereafter may have to any Releasing Party, in the case of clause (i) and clause (ii), to any extent, or in any way, arising out of, relating to, resulting from and/or connected with CAE or any non-linear earplugs sold or manufactured by or for or with either Aearo or 3M under any trade name, including but not limited to Combat Arms Earplugs (Version 2), ARC Plug earplugs, and AO Safety Indoor Outdoor Range Earplugs, including but not limited to Combat Arms version 1, version 2, version 3, version 4, and version 4.1.

12.    “Released Parties” means: (i) 3M Company, 3M Occupational Safety LLC, Aearo Holding LLC, Aearo Intermediate LLC, Aearo LLC, Aearo Technologies LLC (collectively “3M”); (ii) 3M’s past, present, and/or future affiliates, assigns, predecessors, successors, related companies, subsidiary companies, directors, officers, employees, shareholders, advisors, advertisers, attorneys, insurers, and agents; (iii) past, present, and/or future manufacturers, suppliers of materials, suppliers of components, and all other persons involved in development, design, manufacture, formulation, testing, distribution, marketing, labeling, regulatory submissions, advertising and/or sale of any CAE or component thereof; (iv) past, present, and/or future distributors, licensees, retailers, sellers, and resellers of CAE;
(v) all past, present and/or future persons and entities that are indemnified by 3M in connection with any CAE by contract or common law rights of indemnification or contribution; and (vi) the respective past, present, and/or future parents, subsidiaries, divisions, affiliates, joint venturers, predecessors, successors, assigns, transferees, insurers, shareholders (or the equivalent thereto), directors (or the equivalent thereto), officers (or the equivalent thereto), managers, principals, employees, consultants, advisors, attorneys, agents, servants, representatives, heirs, trustees, executors, estate administrators, and personal representatives (or the equivalent thereto) of the parties referred to in this paragraph.

13.    “Releasing Parties” means (i) myself and (ii) any Derivative Claimant.

14.    “Settlement Agreement” means the Combat Arms Settlement Agreement dated as of August 29, 2023

15.    “Settlement Program” means the Combat Arms Settlement Program set forth in the Combat Arms Settlement Agreement.

Releases: On my own behalf and on behalf of each other Releasing Party, I hereby knowingly and voluntarily release, relinquish, and forever discharge the Released Parties from the Released Claims and Liabilities. Further, on my own behalf and on behalf of each other Releasing Party, I hereby release the Released Parties from responsibility or liability for any individual settlement amount allocation, division, or payment of any settlement amount in the Settlement Agreement or the Settlement Program by the Settlement Administrator. This release is not conditional on receipt of any particular settlement amount or allocation by the Settlement Administrator.

I acknowledge that I and/or any other Releasing Party may in the future learn of additional and/or different facts as they relate to the Released Claims, the Released Parties’ activities as they relate to the Released Claims. I understand and acknowledge the significance and consequences of releasing all of the Released Claims and Liabilities and hereby (on my own behalf and on behalf of each other Releasing Party in respect of Derivative Claims) assume full risk and responsibility for any and all such additional and/or different facts and any and all Released Claims and Liabilities that I (and/or any other Releasing Party in respect of Derivative Claims) may hereinafter incur or discover. To the extent that any law may at any time purport to preserve my and/or any other Releasing Party’s right to hereafter assert any such unknown and/or unanticipated Released Claim and/or Liabilities, I hereby (on my own behalf and on behalf of each other Releasing Party in respect of Derivative Claims) specifically and expressly waive (to the fullest extent permitted by applicable Law) each Releasing Party’s rights under such Law. I further acknowledge having had an opportunity to obtain advice of counsel of my choosing regarding this waiver, and having had the opportunity to discuss it with such counsel to my satisfaction.

On my own behalf and on behalf of each other Releasing Party, I acknowledge and agree that the releases set forth in this Release are irrevocable and unconditional, inure to the benefit of and may be enforced by each Released Party, and are intended to be as broad as can possibly be created.

WITHOUT LIMITATION OF THE FOREGOING, THIS RELEASE IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED, OR PROVED THAT SOME OR ALL OF THE RELEASED CLAIMS AND LIABILITIES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE,
NEGLIGENCE PER SE, GROSS NEGLIGENCE, BREACH OF WARRANTY, FAILURE TO WARN, VIOLATION OF LAW, DEFECTIVE PRODUCT, MALICE, AND/OR CONDUCT OF ANY TYPE BY 3M, ANY OF THE OTHER RELEASED PARTIES, ANY RELEASING PARTY, AND/OR ANY OTHER PERSON. THIS RELEASE IS SPECIFICALLY INTENDED TO AND DOES INCLUDE, BUT IS NOT LIMITED TO, A RELEASE OF, AND COVENANT NOT TO SUE FOR, ANY LATENT, FUTURE, OR WRONGFUL DEATH CLAIM THAT MAY BE BROUGHT AT ANY TIME OR ON BEHALF OF ANY OF THE RELEASING PARTIES IN CONNECTION WITH ANY OF THE FACTS, EVENTS, AND/OR INCIDENTS THAT GAVE RISE TO ANY OF THE RELEASED CLAIMS AND LIABILITIES.

Waiver of Statutory Rights.

I, on my own behalf and on behalf of each other Releasing Party, expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code Section 1542, or any other similar provision under federal or state law, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

To the extent the provisions apply, the Releasing Parties likewise expressly, knowingly, and voluntarily waive the provisions of Section 28-1-1602 of the Montana Code Annotated, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY THE CREDITOR, MUST HAVE MATERIALLY AFFECTED THE CREDITOR’S SETTLEMENT WITH THE DEBTOR.

To the extent the provisions apply, I, on my own behalf and on behalf of each other Releasing Party, likewise expressly, knowingly, and voluntarily waive the provisions of Section 9-13-02 of the North Dakota Century Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR, MUST HAVE MATERIALLY AFFECTED THE CREDITOR’S SETTLEMENT WITH THE DEBTOR.
To the extent the provisions apply, I, on my own behalf and on behalf of each other Releasing Party, likewise expressly, knowingly, and voluntarily waive the provisions of Section 20-7-11 of the South Dakota Codified Laws, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

To the extent the laws apply, I, on my own behalf and on behalf of each other Releasing Party, expressly waive and relinquish all rights and benefits that they may have under, or that may be conferred upon them by, Section 1542 of the California Civil Code, Section 28- 1-1602 of the Montana Code Annotated, Section 9-13-02 of the North Dakota Century Code, Section 20-7-11 of the South Dakota Codified Laws, and all similar laws of other States, to the fullest extent that they may lawfully waive such rights or benefits pertaining to the Released Claims and Liabilities.

In connection with such waiver and relinquishment, I, on my own behalf and on behalf of each other Releasing Party, acknowledge that I am aware that I or my attorneys may hereafter discover Claims or facts in addition to or different from those that they now know or believe to exist with respect to the Released Claims and Liabilities, but that it is my intention to accept and assume that risk and fully, finally, and forever release, waive, compromise, settle, and discharge all the Released Claims and Liabilities against Released Parties. The Release thus shall remain in effect notwithstanding the discovery or existence of any additional or different Claims or facts.

Attorneys’ Fees; Division of Any Individual Plaintiff Settlement Payment: I understand that the Released Parties are not responsible for any attorneys’ fees or costs I have incurred or may at any time incur, including, but not limited to, in connection with entering into this Release and any other documents. I understand that, with respect to any Individual Plaintiff Settlement Payment, any dispute regarding the division of such Individual Plaintiff Settlement Payment between me, any Derivative Claimant executing this Release, and our respective counsel (if any) shall in no way affect the validity of this Release.

Pursuit of Certain Claims: I agree that other than to enforce this Release, I will never (i) take any legal or other action to initiate, pursue, maintain, or otherwise attempt to execute upon, collect, or otherwise enforce, any of the Released Claims and Liabilities of or against any Released Party;
(ii) institute or participate in any new legal action against any Released Party to any extent, or in any way, arising out of, relating to, resulting from and/or connected with the Released Claims; (iii) attempt to execute or collect on, or otherwise enforce, any judgment that may be entered against any Released Party in any legal action described in clause (ii) or my pending legal action against 3M; or (iv) take any legal or other action against any Released Party concerning the administration, settlement allocation, individual settlement amount, or any other aspect of the Settlement Program.

Liens and Other Third-Party Payor Claims: I agree that prior to the first time that an Individual Plaintiff Settlement Payment is made to me, I shall identify to the Settlement Administrator for the
Combat Arms Settlement Program all governmental authorities that are Third Party Providers/Payors known to me to hold or assert any Lien pursuant to any applicable statute with respect to any Individual Plaintiff Settlement Payment (and/or the right to receive such Individual Plaintiff Settlement Payment) payable to me, through procedures and protocols to be established by the Combat Arms Settlement Administrator. I further understand that the Combat Arms Settlement Administrator will also check with the potentially applicable government entities including Medicare, Medicaid from the state(s) where I have resided, or if I am a Veteran, the United States Department of Veterans Affairs, or if medical bills were paid by any federal policy such as Tricare, such agency, to ensure there are no pertinent governmental liens and will not distribute funds to me until they receive assurance that there are no such governmental liens, or if they do exist, that they are appropriately compromised and paid.

I understand and acknowledge that satisfaction and discharge of any and all Liens with respect to any Individual Plaintiff Settlement Payment (and/or the right to receive any Individual Plaintiff Settlement Payment) is the sole responsibility of me and any Derivative Claimant executing this Release and must, in relation to all governmental authorities that are Third Party Providers/Payors who hold or assert any Liens pursuant to any applicable statute, be established to the satisfaction of the Combat Arms Settlement Administrator before any Individual Plaintiff Settlement Payment (if any) can be disbursed to me.

Before the first time an Individual Plaintiff Settlement Payment is made to me, I (and any Derivative Claimant) shall represent and warrant that any and all Liens have been, or will be, satisfied and discharged. Furthermore, upon request to the Combat Arms Settlement Administrator, 3M shall be entitled to proof of satisfaction and discharge of any or all such Liens pursuant to any applicable statute in relation to all governmental authorities that are Third Party Providers/Payors. Documentation of a holdback amount determined by the Combat Arms Settlement Administrator shall count as sufficient proof for the release of funds to the relevant Claimant.

In addition to and without limitation of the foregoing, I hereby agree, jointly and severally with any Derivative Claimant executing this Release, to indemnify and hold harmless the Released Parties (as defined above) from and against (i) any and all Claims made or asserted at any time against any Released Party by (a) any Third Party Provider/Payor in relation to me or any Derivative Claim, (b) any person at any time holding or asserting any Lien in relation to me or any Derivative Claim, and/or (c) any other person at any time claiming by, through or under, me or any Derivative Claimant executing this Release, with respect to any funding payment by or for the account of 3M under the Settlement Agreement or Settlement Program (and/or the right to receive any such Individual Plaintiff Settlement Payment), and (ii) any and all damages, losses, costs, expenses (including, but not limited to, legal fees and expenses) and/or Liabilities incurred or suffered by, or imposed on, any Released Party in connection with, arising out of or resulting from any Claim described in clause (i) of this sentence (including, but not limited to, any amount paid or to be paid in satisfaction of any such Claim).

Indemnification for Released Claims and Liabilities: I hereby agree, jointly and severally with any Derivative Claimant executing this Release, to indemnify and hold harmless each Released Party from and against (i) any and all Claims that may be asserted, made or maintained at any time against any Released Party by, on behalf of or for the benefit of, or otherwise through or under, any Releasing Party with respect to any of the Released Claims and Liabilities, and (ii) any and all damages, losses, costs, expenses (including, but not limited to, legal fees and expenses), and/or Liabilities incurred or suffered by, or imposed on, any Released Party in connection with, arising out of or resulting from any Claim described in clause (i) of this sentence (including, but not limited to, any amount paid or to be paid in satisfaction of any such Claim) and/or, without limitation of the foregoing, any breach by me (or any Derivative Claimant executing this Release) of any of the terms of this Release.

I (and any Derivative Claimant executing this Release) accept that I will be responsible for any tax consequences arising from, related to, or in any way connected with the relief afforded to me (and the Derivative Claimant) under the Settlement Agreement.

Pursuit of Certain Claims: Other than to participate in the Settlement , I agree that from and after the date on which this Release is executed until the earlier of either (i) the date on which my Dismissal With Prejudice Stipulation is delivered to Defendants or (ii) I exit the settlement program and this Release is returned to me, I shall be prohibited from, and refrain from, taking any action (including any legal action) to initiate, pursue, maintain, or otherwise attempt to execute upon, collect or otherwise enforce, any actual or alleged Released Claims and Liabilities of or against Defendants or any other Released Party. I will also cooperate in all reasonable respects with Defendants to seek to stay, and to continue in effect any then outstanding stay with respect to, any pending legal proceedings instituted by me and/or Derivative Claimants against any Released Party in connection with Released Claims, and I will refrain from instituting any new legal action against any Released Party in connection with any Released Claim. I will also be prohibited from and refrain from, attempting to execute or collect on, or otherwise enforce, any judgment that may be entered against any Released Party in connection with any Released Claim.

I also agree that if I am determined or deemed to be a Registered Claimant, or if I exit the settlement program under circumstances such that my Release remains in effect, in furtherance and not in limitation of such Release, any judgment in connection with any Released Claim automatically shall be deemed to have been Released by me and all such Derivative Claimants. I agree that I and any Derivative Claimants shall execute such instruments, and take such other actions, as Defendants reasonably may request in order to further evidence or implement the same.

Confidentiality: I agree to maintain in confidence, and shall not disclose to any person, the amount of any Individual Plaintiff Settlement Payment, except as may be required by applicable Law and to effectuate the settlement; provided, that I understand that I may disclose such information to my immediate family members and to my counsel, accountants and/or financial advisors, if any (each of whom I shall, upon such disclosure, instruct to maintain and honor the confidentiality of such information). I agree that if I breach this confidentiality provision, money damages would not be a sufficient remedy and, accordingly, without limitation of any other remedies that may be available at law or in equity, 3M shall be entitled to specific performance and injunctive or other equitable relief as remedies for such breach.

Medical Documentation Authorization: I have authorized my counsel to obtain and supply (or if I am not represented by counsel, I will obtain and supply) to the Combat Arms Settlement Administrator and all other persons provided for under the terms of the Settlement Agreement to consider claims, and their respective attorneys, agents, servants, employees and independent auditors and others deemed necessary by each to assist them, the medical or other documentation required for approval of an Individual Plaintiff Settlement Payment under the Combat Arms Settlement Program along with any and all authorizations for the release of medical records required in my Settlement Program Registration and Confidentiality Form under the Combat Arms Settlement Program or that may be required by a provider of such documentation, including, but not limited to, a specific authorization required by a particular hospital, pharmacy, physician or any other source of documentation. I agree to cooperate fully in providing any authorization for the release of records requested in connection with the Combat Arms Settlement Program. I also authorize the foregoing persons to have access to my medical and other documentation available in any electronic depository through which 3M delivers medical records it collects by way of authorization or subpoena to Plaintiffs’ Counsel.

ACKNOWLEDGEMENT OF COMPREHENSION: I AM ENTERING INTO THIS RELEASE FREELY AND VOLUNTARILY, WITHOUT BEING INDUCED,

PRESSURED, OR INFLUENCED BY, AND WITHOUT RELYING ON ANY REPRESENTATION OR OTHER STATEMENT MADE BY OR ON BEHALF OF, 3M OR ANY OTHER PERSON. I UNDERSTAND AND ACKNOWLEDGE THE NATURE, VALUE, AND SUFFICIENCY OF THE CONSIDERATION DESCRIBED IN THIS RELEASE. I ACKNOWLEDGE THAT I HAVE READ THIS RELEASE AND THE DISCLOSURE DOCUMENTS PROVIDED TO ME REGARDING THE SETTLEMENT AGREEMENT AND THE ALLOCATION OF THE COMBAT ARMS SETTLEMENT FUND, AND I HAVE HAD AN OPPORTUNITY TO OBTAIN ADVICE FROM, AND ASK QUESTIONS OF, COUNSEL OF MY CHOOSING REGARDING THE TERMS AND LEGAL EFFECT OF THESE DOCUMENTS AND MY DECISION TO PARTICIPATE IN THE SETTLEMENT PROGRAM. I FURTHER ACKNOWLEDGE THAT I UNDERSTAND THIS RELEASE AND THAT ALTHOUGH I HAVE RECEIVED DISCLOSURE DOCUMENTS REGARDING THE ALLOCATION OF THE COMBAT ARMS SETTLEMENT FUND WHICH ENABLES ME TO ESTIMATE MY SETTLEMENT OFFER AMOUNT, THERE IS NO GUARANTEE THAT I WILL RECEIVE ANY PARTICULAR AMOUNT UNDER THE SETTLEMENT PROGRAM. I FURTHER ACKNOWLEDGE THAT PAYMENT(S) FROM THE SETTLEMENT PROGRAM SHALL BE THE ONLY PAYMENT(S) TO ME WITH RESPECT TO ANY RELEASED PARTY. I FURTHER ACKNOWLEDGE THAT THIS RELEASE IS THE PRODUCT OF A MEDIATED SETTLEMENT, THAT THE MEDIATORS HAD NO DUTY TO PROTECT MY INTERESTS OR PROVIDE ME WITH INFORMATION ABOUT MY LEGAL RIGHTS, AND THAT I SHOULD CONSULT WITH COUNSEL IF I AM UNCERTAIN OF MY RIGHTS.

Waiver of Certain Provisions Regarding Timing of Any Payments. If I have any civil action pending in any jurisdiction that has enacted, promulgated, or otherwise adopted any Law containing provisions that establish specific time periods within which settlement funds, if any, must be paid to me in connection with the settlement of such civil action and/or impose sanctions, penalties or other similar obligations against the paying party if the settlement funds are not paid within such time periods and/or invalidate or otherwise affect the terms of the settlement of such civil action, I hereby (i) specifically and expressly waive (to the fullest extent permitted by applicable Law) my rights under any such provisions and (ii) agree that payment of my Individual Plaintiff Settlement Payment shall be made solely in accordance with the terms and conditions of the Combat Arms Settlement Program.

No Admission of Fault: I understand and agree that 3M has entered into this Release and the Settlement Agreement solely by way of compromise and settlement. These documents are not, and shall not be construed at any time to be, an admission of liability, responsibility or fault of or by 3M or any other Released Party.

Representations and Warranties: I hereby represent and warrant that I have full power, authority and capacity to enter into this Release, which is enforceable in accordance with its terms. Except as set forth in the section “Attorneys’ Fees; Division of Any Individual Plaintiff Settlement Payment” above, I have the sole right to receive any and all Individual Plaintiff Settlement Payments with respect to my claim under the Combat Arms Settlement, other than holders of rights in respect of any medical liens or any advanced funding loans on my settlement proceeds. Neither I nor any other Releasing Party has sold, assigned, transferred or otherwise disposed of, or pledged or otherwise encumbered, any of the Released Claims and Liabilities in whole or in part, other than any medical liens or any advanced funding loans on my settlement proceeds.

GOVERNING LAW: THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF NEW YORK, WITHOUT REGARD TO ANY CHOICE-OF-LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

Severability: I agree that if any provision of this Release is adjudicated to be invalid, illegal or unenforceable in any jurisdiction, the relevant provision shall be deemed modified to the extent necessary to make it enforceable in such jurisdiction and, if it cannot be so modified, this Release shall be deemed amended to delete herefrom the invalid or unenforceable provision, and this Release shall be in full force and effect as so modified. Any such modification or amendment in any event shall apply only with respect to the operation of this Release in the particular jurisdiction in which such adjudication was made and shall not affect such provision in any other jurisdiction. To the fullest extent permitted by applicable Law, I hereby (on my own behalf and on behalf of each other Releasing Party) specifically and expressly waive any provision of Law that renders any provision of this Release invalid, illegal or unenforceable in any respect.

Legal Representatives: If I am signing this Release as a legal representative of a CAE user, then
(i) all references in this Release to my use of, or injury from, CAE shall also mean the use of, or injury from, CAE, all references in this Release to any person claiming by, through or under, or in relation to, me shall also mean any person claiming by, through or under, or in relation to, such CAE user, and all references to me in the definition of Derivative Claimant shall also mean such CAE user, (ii) if such CAE user is not deceased, he or she shall also be a Releasing Party, (iii) if such CAE user is deceased, I am executing this Release both individually and on behalf of the estate of such CAE user, and (iv) prior to the first time, if any, that an Individual Plaintiff Settlement Payment is made to me in my capacity as legal representative, I will obtain judicial approval of this Release, with the assistance of my legal counsel, to the extent required under applicable Law.
Electronic Signatures: This Release, and any exhibits thereto, to the extent signed and delivered electronically or by facsimile, shall be treated in all manner and respects as an original agreement, and shall be considered to have the same binding legal effect as if it were the original signed version thereof, delivered in person.

[The remainder of this page is intentionally left blank.]
IN WITNESS WHEREOF, I have executed this Release on the date below, to be effective as of the date set out in the first paragraph of this Release above:

RELEASOR:
By Name: Dated:
SIGNATURE PAGE AND AGREEMENT BY DERIVATIVE CLAIMANT

I am a person having or asserting the right to sue 3M by reason of my relationship with Releasor (or, if Releasor is a legal representative of a CAE user, such CAE user). I hereby enter into the Release to which this signature page is attached and agree to be bound by all of its terms (and, without limitation, hereby give and make all releases, waivers, acknowledgements, agreements, representations and warranties therein) on the same basis as Releasor set forth therein (including, but not limited to, all joint and several indemnification obligations set forth therein). This agreement was executed on the date below, and is effective as of the date set out in the first paragraph of this Release above.

DERIVATIVE CLAIMANT:
By Name: Dated:
EXHIBIT 5

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF FLORIDA PENSACOLA DIVISION

IN RE: 3M COMBAT ARMS EARPLUG PRODUCTS LIABILITY LITIGATION This Document Relates To: [INSERT] v 3M Company et al. Case No. [INSERT] [INSERT]	CASE NO. 3:19-MD-2885 Hon. Judge M. Casey Rodgers Magistrate Judge Hope Cannon

STIPULATION OF VOLUNTARY DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned Parties pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), that the claims of the Plaintiff in the above captioned case are hereby dismissed with prejudice against all Defendants, each party to bear its own costs.

Respectfully submitted,

Dated: [INSERT DATE]August 28, 2023	PLAINTIFF COUNSEL

______________________________________

[SIGN/INSERT DETAILS]

Dated: [INSERT DATE]August 28, 2023

Counsel for Plaintiff [INSERT]
DEFENDANTS COUNSEL

[SIGN/INSERT DETAILS]

Counsel for Defendants, 3M Company, 3M Occupational Safety LLC, Aearo Technologies LLC, Aearo Holding, LLC, Aearo Intermediate, LLC and Aearo, LLC
CERTIFICATION OF SIGNATURES
I HEREBY CERTIFY that each of the signatories of this notice have expressly agreed to the form and substance of the document and has authorized the filing attorney to submit the document electronically.

_________________________________________

[SIGN/INSERT DETAILS]
Counsel for Plaintiff
CERTIFICATE OF SERVICE
In compliance with Rule 5.1(F) of the Local Rules of the United States

District Court Northern District of Florida, I hereby certify that on [INSERT

DATE], true and correct copy of the foregoing was electronically filed via the Court’s CM/ECF system, which will automatically serve notice of this filing via e- mail to all registered counsel of record.

_________________________________________

[SIGN/INSERT DETAILS]
Counsel for Plaintiff
EXHIBIT 5B

STATE OF MINNESOTA    DISTRICT COURT
COUNTY OF HENNEPIN    FOURTH JUDICIAL DISTRICT

[INSERT], Plaintiffs, v. 3M Company, et al., Defendants.	Case Type: Personal Injury Hon. Laurie J. Miller Case No. [INSERT]

STIPULATION OF DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned Parties pursuant to Minnesota Rule of Civil Procedure 41.01(a)(2), that the claims of the
Plaintiff(s) in the above captioned case may be and hereby are dismissed with prejudice against all Defendants, each party to bear its own costs.

Dated: [INSERT DATE]	PLAINTIFFS’ COUNSEL [SIGN/INSERT DETAILS]
Dated: [INSERT DATE]	DEFENDANTS’ COUNSEL Benjamin W. Hulse (MN #0390952) NORTON ROSE FULBRIGHT US LLP 60 South Sixth Street, Suite 3100 Minneapolis, MN 55402 Phone: (612) 321-2800 Fax: (612) 321-2288
Email: ben.hulse@nortonrosefulbright.com
EXHIBIT 6 – Verdict List

[REDACTED]
EXHIBIT 7 – Wave List

[REDACTED]
EXHIBIT 8A

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF FLORIDA PENSACOLA DIVISION

IN RE: 3M COMBAT ARMS	)	Case No. 3:19-md-02885
EARPLUG PRODUCTS LIABILITY	)
LITIGATION	)	Judge M. Casey Rodgers
)
	)	Magistrate Judge Hope T. Cannon
This Document Relates to:	)
All Cases	)
)

CERTIFICATION OF DISENGAGEMENT

In accordance with Section 7.1.3.2 of the Combat Arms Settlement Agreement, I,        ,    on    behalf    of    myself    and    the    law    firm    of
     (collectively “CAE Counsel”), do hereby represent and certify CAE Counsel has taken all steps required by applicable law to disengage from the below-referenced Eligible Claimants (all of whose CAE Claims are unfiled) and to terminate any attorney-client relationship between CAE Counsel and the below-referenced Eligible Claimants. CAE Counsel further represents and certifies that, to the best of CAE Counsel’s knowledge, all other counsel with an Interest in the below-referenced Eligible Claimants’ claims (identified hereto) have also disengaged and terminated any attorney-client relationship with the below- referenced Eligible Claimants.
[INSERT CHART OR LIST OF CASES AND ANY OTHER FIRMS WITH A FEE INTEREST IN THE CASE]

Finally, CAE Counsel represents and certifies that a true and correct copy of this Certificate of Disengagement has been submitted to the Settlement Administrator pursuant to the terms of the Settlement Agreement and has been emailed to the NPC and the Defendants at the email addresses set forth in the MSA.

DATE:        /s/
[NAME OF ATTORNEY] [NAME OF LAW FIRM] [ADDRESS]
[ADDRESS] [ADDRESS]
[TELEPHONE NUMBER] [EMAIL ADDRESS]
EXHIBIT 8-B

STATE OF MINNESOTA    DISTRICT COURT
COUNTY OF HENNEPIN    FOURTH JUDICIAL DISTRICT

IN RE: 3M COMBAT ARMS EARPLUG LITIGATION This Document Relates To: All Cases	Case Type: Personal Injury Hon. Laurie J. Miller Court File No. 27-CV-19-19916

CERTIFICATION OF DISENGAGEMENT

In accordance with Section 7.1.3.2 of the Combat Arms Settlement Agreement, I,        ,    on    behalf    of    myself    and    the    law    firm    of
     (collectively “CAE Counsel”), do hereby represent and certify CAE Counsel has taken all steps required by applicable law to disengage from the below-referenced Eligible Claimants (all of whose CAE Claims are unfiled) and to terminate any attorney-client relationship between CAE Counsel and the below-referenced Eligible Claimants. CAE Counsel further represents and certifies that, to the best of CAE Counsel’s knowledge, all other counsel with an Interest in the below-referenced Eligible Claimants’ claims (identified hereto) have also disengaged and terminated any attorney-client relationship with the below- referenced Eligible Claimants.
[INSERT CHART OR LIST OF CASES AND ANY OTHER FIRMS WITH A FEE
INTEREST IN THE CASE]

Finally, CAE Counsel represents and certifies that a true and correct copy of this Certificate of Disengagement has been submitted to the Settlement Administrator pursuant to the terms of the Settlement Agreement and has been emailed to Plaintiffs’ Minnesota Leadership and the Defendants at the email addresses set forth in the Master Settlement Agreement.

DATE:        /s/
[NAME OF ATTORNEY] [NAME OF LAW FIRM] [ADDRESS]
[ADDRESS] [ADDRESS]
[TELEPHONE NUMBER] [EMAIL ADDRESS]
EXHIBIT 9

CALCULATING PARTICIPATION LEVEL FOR MSA1
For purposes of Article 6, the Participation Level must be calculated on an ongoing basis, including to determine whether Plaintiffs have, among other things, reached the various thresholds set forth and defined in the MSA. The method, time, and entity charged with calculating these percentages is further set forth in the MSA.

The purpose of this Exhibit is to establish how the Participation Level is to be calculated.
This Exhibit does not delineate every different iteration for which such information may be used nor does it identify the time period for determining the status of each Eligible Claimant for inclusion in the Numerator, Denominator, or both. The MSA sets forth those limitations and requirements. The categories of Eligible Claimants to be included in the Numerator, Denominator, or both, however, does not change even if the time periods determining the status of each Eligible Claimants does.

________________________________

1 Capitalized terms herein have the same meaning, unless otherwise defined, as set forth in the MSA.
Exhibit 9-1: ELIGIBLE CLAIMANTS INCLUDED IN THE DENOMINATOR
The Denominator is calculated by summing the deduplicated totals of Groups A–F below. Other than Verdict and Wave Cases Identified in Exhibit 6 and Exhibit 7 to this MSA:
A.    All Eligible Claimants on all Identification Order Declarations.

B.    All Eligible Claimants with CAE Claims Filed and/or Initiated and/or Pending on the MDL Docket and Administrative Docket Before the Reference Date That Were Not Included in Category A.

C.    All Eligible Claimants with CAE Claims Filed and/or Initiated and/or Served, but not Filed and/or Pending in the MN Court Before the Reference Date That Were Not Included in Category A or B.

D.    All Eligible Claimants Tolled by Defendants’ Agreement (all of which should be on an Identification Order) That Were Not Included in Category A, B, or C.

E.    All Eligible Claimants with CAE Claims filed or refiled after the Reference Date.

F.    To the extent not covered in Category E, any Eligible Claimants with CAE Claims filed on the MDL or MN Docket as of the date the calculation is made.
Exhibit 9 -2: ELIGIBLE CLAIMANTS INCLUDED IN THE NUMERATOR
The Numerator is calculated by summing the deduplicated totals of Groups A–C below.
A.    Eligible Claimants in the Denominator Who Are Registered Claimants.

B.    Eligible Claimants in the Denominator Who Are Dismissed with Prejudice.

C.    Eligible Claimants in the Denominator that have not filed or initiated claims (on the administrative or any other docket) whom CAE Counsel certify cannot be found after the exhaustion of all reasonable efforts and for whom CAE Counsel provides a certification of disengagement with respect to claims against 3M substantially in the form attached as Exhibit 8.

D.    Eligible Claimants in the Denominator Who Are Unable To Execute a Release or a Dismissal With Prejudice as a Result of Bankruptcy or Death, provided:

a.    In the event of death, CAE Counsel asserts the Eligible Claimant’s intention to participate in the Settlement or be dismissed with prejudice, but is awaiting authorization to execute the Release; or

b.    In the event of a bankruptcy, CAE Counsel confirms its good faith belief that the CAE Claim is property of the bankruptcy estate and provides evidence of an active bankruptcy during the pendency of such claimant’s litigation against 3M.
To the extent an Eligible Claimant in this Category D become able to execute a Release (including through a representative or bankruptcy trustee), such Eligible Claimant shall be treated as any other Eligible Claimant and no longer be part of the population of Category D.
EXHIBIT 9 -3 CALCULATION OF PARTICIPATION LEVEL2
To calculate the Participation Level the sum of the Numerator as set forth in Exhibit 9-2 will be divided by the sum of the Denominator as set forth in Exhibit 9-1 and multiplied by 100 to determine the Participation Percentage as called for throughout the MSA.
For example, if the total number of CAE Claimants summed in Exhibit 9-1 is 200,000 and the total number of CAE Claimants summed in Exhibit 9-2 is 197,000, as of March 31, 2024, as set forth in Article 6of the MSA, the Participation Level for purposes of Article 6is calculated by dividing 197,000 by 200,000 and multiplying that 100. In this example, the Participation Percentage would be 98.5%.

_______________________________

2 The methodology set forth in this Exhibit assumes that the Settlement Administrator successfully deduplicated the cases within Numerator and Denominator, respectively, before any summing occurred.
EXHIBIT 10 – Confidential Exhibit

[REDACTED]
[Filed Under Seal]